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                             WALL STREET RECORDS LLC
                              c/o A&M Records, Inc.
                                 Worldwide Plaza
                                 825 8th Avenue
                            New York, New York 10019


                                                      Dated: As of March 13,1998
Ricardo Emanuel Brown, Jr.
(professionally known as "Kurupt")
c/o Katz, Smith & Cohen
Ivy Place, Second Floor
3423 Piedmont Road, N.E.
Atlanta, GA 30305
Attention: Jeff Smith, Esq.

Dear Mr. Brown:

                 The following constitutes your and our agreement ("Contract"):

                 1. Services. During the term of this Contract ("Term") you shall, in accordance with the provisions hereof, render to us your services and furnish to us the services of one (1) or more producers for the purpose of recording and delivering to us Masters.

                 2. Term.

                    (a) The Term shall consist of an "Initial Period" and of the "Renewal Periods" for which we shall have exercised the options hereafter provided. We shall have six (6) separate options, each to extend the Term for a Renewal Period. The Initial Period and each Renewal Period are each hereafter sometimes referred to generally as a "Contract Period." Each Renewal Period is hereafter sometimes referred to respectively in chronological order as the "First Renewal Period," "Second Renewal Period," "Third Renewal Period," "Fourth Renewal Period," "Fifth Renewal Period," and "Sixth Renewal Period." We may exercise each option to extend the Term for a Renewal Period by giving you notice of our election to do so at any time prior to the commencement of the Renewal Period for which our option is exercised;

                    (b) (i) The Initial Period shall commence on the date hereof and shall continue until the date nine (9) months, or such fewer number of days of which we may advise you in writing, after the initial release in the United States, if any, of the Album required to be delivered to us in

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                 fulfillment of your "Recording Commitment" (defined below)
                 hereunder for the Initial Period, which initial release, for purposes of this subparagraph 2(b)(i) only, shall be deemed to occur on the earlier of: (1) the date of the actual initial release in the United States, if any, of that last Album; or
                 (2) the date that is one hundred twenty (120) days after your delivery to us of that last Album. No days between November 15 and February 15 of the next calendar year shall be taken into account for purposes of determining the duration or end of that one hundred twenty (120) day period referred to in the immediately preceding sentence; and

                        (ii) Each Renewal Period shall run consecutively, shall
                 commence upon the expiration of the immediately-preceding Contract Period and shall continue until the date nine (9) months, or such fewer number of days of which we may advise you in writing, after the initial release in the United States, if any, of the Album required to be delivered to us in fulfillment of your Recording Commitment for that Renewal Period, which initial release, for purposes of this subparagraph 2(b)(ii) only, shall be deemed to occur on the earlier of: (1) the date of the actual initial release in the United States, if any, of that last Album; or (2) the date that is sixty (60) days after your delivery to us of that last Album. No days between November 15 and February 15 of the next calendar year shall be taken into account for purposes of determining the duration or end of that sixty (60) day period referred to in the immediately preceding sentence; and

                    (c) Notwithstanding the foregoing, if as of the last date on which we have the right to extend the Term for a Renewal Period pursuant to subparagraph (b)(i) or (b)(ii) above, we have failed to exercise our option to extend the Term for the next Renewal Period, the then-current Contract Period nonetheless shall continue until you notify us in writing of that failure, referring specifically to this subparagraph 2(c). If we fail to exercise our option to extend the Term for the next Renewal Period on or before the date that is thirty (30) days after we receive that specific written notice from you, then the Term shall end on the date that is thirty (30) days after we receive that notice from you, as if that date were the original expiration date of the Term, without any liability or additional obligation to you in connection therewith.

                 3. Recording Commitment.

                    (a) Your "Recording Commitment" is as follows: During each Contract Period, you shall record for and you shall deliver to us, at a minimum, Masters sufficient to constitute one (1) LP, plus, at our option, Masters sufficient to constitute one additional (1) Optional LP; provided, however, that in the aggregate, without your prior consent, you shall not have the obligation to deliver to us hereunder in excess of seven (7) Required Albums. We may exercise our

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         option for the Optional LP to be recorded and delivered to us during a
         Contract Period by giving you reasonable, written notice of our election to do so at any time prior to the expiration of that Contract Period. Each Album required to be delivered to us in fulfillment of your Recording Commitment is hereinafter sometimes referred to generally as a "Required Album." Accordingly, you might be required to record for and deliver to us as many as seven (7) Required Albums. The Required Albums are sometimes referred to as the "First Album," "Second Album," "Third Album," "Fourth Album," "Fifth Album," "Sixth Album," and "Seventh Album," respectively; and

                    (b) You shall deliver to us the First Album no later than ninety (90) days after the date hereof. During each Renewal Period, you shall deliver to us the Required Album no later than four (4) months after the commencement of the particular Renewal Period. You shall not without our prior written consent (which we shall not unreasonably withhold), however, either (i) commence the recording of any Masters for any Required Album prior to the date that is eight (8) months after the date of your delivery to us of the immediately-prior Required Album or (ii) deliver to us a Required Album prior to the date that is ten
         (10) months after the date of your delivery to us of the immediately-prior Required Album. Notwithstanding the foregoing, if you deliver to us any Required Album (other than the First Album) after the applicable delivery dates set forth in this subparagraph (b), you shall not be in material breach of this Contract, provided that such Required Album is delivered to us no later than sixty (60) days after we notify you in writing of your failure to timely deliver to us such Required Album. Notwithstanding anything to the contrary contained herein, you shall deliver to us each Required Album as and when required hereunder so that all seven (7) Required Albums are delivered to us within seven
         (7) years after the date hereof.

                 4. Recording Procedures.

                    (a) You shall designate and submit to us for our approval (which we shall not unreasonably withhold) the producer of each of the Masters, the Musical Compositions or other Selections which shall be embodied in those Masters, all other individuals rendering services in connection with the recording of those Masters, the studios at which those Masters shall be recorded, and the dates of recording of those Masters (collectively referred to as "Recording Elements"). You shall also prepare and submit to us for our approval, which we shall not unreasonably withhold, a proposed budget for all "Recording Costs" (as defined below) setting forth in such detail as is reasonably required by us all costs and expenses to be paid or incurred for the production, recording and delivery to us of the Masters ("Recording Budget"). No recording sessions shall be commenced nor shall any commitments be made or costs incurred hereunder with respect to any Masters unless and until we shall have approved in writing each Recording Element and the Recording Budget for those Masters. If we shall disapprove of any Recording Element submitted by you or of the Recording

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         Budget submitted by you, then our decision (including, at our election, our designation of the Recording Budget or of one (1) or more Recording Elements in substitution for the Recording Budget or any Recording Elements submitted by you and disapproved by us) shall be final;

                    (b) You shall furnish to us at such times as we shall require all union contract forms, report forms, invoices and other information that we shall require so that we promptly may pay all Recording Costs, otherwise comply with any of our obligations in connection with the Masters, release Phonograph Records embodying the Masters and otherwise exploit the Masters;

                    (c) At our election, recording sessions for the Masters shall be conducted under our or our designee's recording license;

                    (d) Our representatives may attend recording sessions for the Masters;

                    (e) You shall deliver to us the Masters promptly after their completion. All original session tapes and any derivatives or reproductions thereof shall be delivered to us concurrently, or, at our election, maintained at a recording studio or other location designated by us, in our name and subject to our control. Each Master shall be subject to our approval as commercially and technically satisfactory for the manufacture and sale of Phonograph Records, and, upon our request, you shall re-record any Musical Composition or other Selection until a Master that is commercially and technically satisfactory to us shall have been obtained. Except with respect to the Masters constituting the First Album, each Master shall be deemed to be commercially satisfactory if that Master is substantially consistent in artistic quality and form with your musical performances recorded in Masters previously delivered to and accepted by us in fulfillment of your Recording Commitment;

                    (f) Each Master shall embody your vocal and instrumental performances as the sole featured artist of a single Musical Composition and shall be newly-recorded in its entirety in a recording studio. Accordingly, no Masters shall be recorded in whole or in part at live concerts or other live performances. Each Required Album shall embody recordings of no fewer than ten (10) and no more than thirteen
         (13) Musical Compositions. You shall not record or deliver hereunder nor shall we be obligated to accept Masters constituting a Multiple Album. If, however, you shall do so and we shall accept those Masters hereunder, then, at our election, for the purpose of calculating the number of Masters recorded and delivered hereunder, those Masters shall be deemed to constitute only one (1) Album;

                    (g) Any Master Recording which is not recorded or delivered in all respects in accordance with the terms hereof shall not apply towards the



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         fulfillment of your Recording Commitment, unless we otherwise consent in writing. Furthermore, if we shall make any payments with respect to any Master Recording which is not recorded for or delivered to us in all respects in accordance with the terms hereof, you shall pay to us, upon our demand, the amount thereof and, without limiting our other rights and remedies, we may deduct that amount paid or incurred by us for any reason from any monies payable by us hereunder; and

                    (h) If for any reason you delay the commencement of or are unavailable for any recording sessions for the Masters, you shall pay us, upon our demand, an amount equal to the expenses or charges paid or incurred by us by reason thereof. Without limiting our other rights and remedies, we may deduct that amount paid or incurred by us for any reason from any monies payable by us hereunder. Notwithstanding anything to the contrary contained in this subparagraph (h), we shall not demand you to pay to us the amount of any expenses or charges paid or incurred by us by reason of your delaying the commencement of or unavailability for any recording sessions if such expenses or charges were due to any reason which was beyond your reasonable control, or which you could not have reasonably avoided; provided, however, that we shall have the right to deduct the amount of any such expenses or charges paid or incurred by us from any monies payable by us hereunder other than mechanical royalties.

                 5. Recording Costs.

                    (a) We shall pay the Recording Costs of those Masters recorded at recording sessions conducted in accordance with the terms hereof in an amount not in excess of the approved Recording Budget. If the Recording Costs of any Masters shall exceed the Recording Budget therefor designated by us or approved by us in writing for any reason, other than solely in respect of our wrongful act or omission, you shall be solely responsible for and shall pay promptly the excess. If, however, we pay the excess, you shall pay to us, upon our demand, the amount thereof and, without limiting our other rights and remedies, we may deduct all such amounts paid or incurred by us for any reason from any monies payable by us hereunder. Notwithstanding anything to the contrary contained in this subparagraph (a), we shall not demand you to pay to us the amount of any excess Recording Costs paid or incurred by us if such excess was due to any reason which was beyond your reasonable control or which you could not have reasonably avoided; provided, however, that we shall have the right to deduct the amount of any such excess Recording Costs paid or incurred by us from any monies payable by us hereunder. You shall be solely responsible for and shall pay any payments to any individuals rendering services in connection with the recording of the Masters which exceed union scale unless the excess and the recipient thereof shall have been specified in the approved Recording Budget. You shall also be solely responsible for and shall pay any

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         penalties incurred for late payments caused by your delay in submitting union contracts forms, report forms, or invoices or other documents.
         If, however, we pay any excess not approved by us in writing or any penalties, you shall pay to us, upon our demand, the amount thereof, and, without limiting our other rights and remedies, we may deduct that amount from any monies payable by us hereunder; and

                    (b) The term "Recording Costs" shall include, without limitation, all minimum union scale payments made to you, all payments made to any other individuals rendering services in connection with the production and recording of the Masters (including, without limitation, the individual producers and co-producers of the Masters), all other payments which are made pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between us and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds and/or health and retirement funds), all amounts paid or incurred for studio or hall rentals, tape, engineering, editing, mixing, remixing, instrument rentals and cartage, mastering, transportation and accommodations, immigration clearances, trademark and service mark searches and clearances, any so-called "per diems" for any individuals (including you) rendering services in connection with the recording of the Masters, together with all other amounts paid or incurred in connection with the production, recording and delivery to us of the Masters. Recording Costs shall be recoupable from royalties payable by us hereunder.

                 6. Rights.

                    (a) All Master Recordings and Audio-Visual Recordings recorded during the Term which embody your performances, from the inception of the recording thereof, and all artwork created for use in connection with any reproduction thereof ("Artwork") shall be deemed, for purposes of copyright law throughout the universe, works made for hire for us by you and all other persons rendering services in connection with those Master Recordings, Audio-Visual Recordings and Artwork as our employees for hire. Those Master Recordings and Audio-Visual Recordings, from the inception of the recording thereof, and all Phonograph Records and other reproductions made therefrom, together with the performances embodied therein and all copyrights therein and thereto and all renewals and extensions thereof, and all Artwork and all copyrights in and to all Artwork and all renewals and extensions thereof, shall be entirely our property throughout the universe, free of any claims whatsoever by you, or any other person, firm, or corporation. Accordingly, we shall have the exclusive right to obtain registration of copyright (and all renewals and extensions) throughout the universe in those Master Recordings, Audio-Visual Recordings and Artwork in our name, as the owner and author thereof. If for any reason we shall be deemed not to be the author of those Master Recordings, Audio-Visual Recordings or Artwork, this Contract shall constitute an irrevocable transfer to us

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         of ownership of copyright (and all renewals and extensions) throughout the universe in those Master Recordings, Audio-Visual Recordings or Artwork (as applicable) and, accordingly, you hereby grant, transfer, convey and assign directly to us the entire right, title and interest throughout the universe, including, without limitation, the copyright, the right to secure copyright registration and any and all copyright renewal rights, in and to all Master Recordings and Audio-Visual Recordings recorded during the Term which embody your performances and in and to all Artwork;

                    (b) You shall, upon our request, cause to be executed and delivered to us transfers of ownership of copyright (and all renewals and extensions) in those Master Recordings, Audio-Visual Recordings and Artwork and any other documents as we may deem necessary or appropriate to vest in us the rights granted to us in this Contract, and you hereby irrevocably appoint us your attorney-in-fact for the purpose of executing those transfers of ownership and other documents in your names;

                    (c) Without limiting the generality of the foregoing, we and any person, firm, or corporation designated by us shall have the exclusive, perpetual right throughout the universe to manufacture, sell, distribute and advertise Phonograph Records, Audio-Visual Records and other reproductions embodying those Master Recordings or Audio-Visual Recordings under any trademarks, trade names or labels, and to lease, license, convey and otherwise exploit and use those Master Recordings by any method (whether now known or unknown) and in any medium (whether now known or unknown) and to perform publicly Phonograph Records, Audio-Visual Records and other reproductions embodying those Master Recordings or Audio-Visual Recordings, all upon such terms as we may approve, or we may refrain from doing any or all of the foregoing;

                    (d) If you are entitled to any reversion of the copyright or other right, title and interest in and to Masters (or any of them) pursuant to the laws of the United States or any other country of the world, and that reversion is effected, then you hereby irrevocably license to us exclusively the entire worldwide right, title and interest, including, without limitation, the copyright in and to any such Master so acquired by you pursuant to the laws of the United States or any other country of the world, all for the duration of the copyright (and any renewals or extensions thereof) in and to such Master ("License Period"). In that event, we and any person, firm or corporation designated by us shall have the exclusive right throughout the universe during the License Period to manufacture, sell, distribute and advertise Phonograph Records, Audio-Visual Records and other reproductions embodying the Masters or Audio-Visual Recordings under any trademarks, trade names or labels or to lease, license, convey and otherwise exploit and use those Masters or Audio-Visual Recordings by any method (whether now known or unknown) and in any medium (whether now known or unknown) and to perform publicly Phonograph Records,



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         Audio-Visual Recordings and other reproductions embodying the Masters or Audio-Visual Recordings all upon such terms as we may approve, or we may refrain from doing any or all of the foregoing, all in accordance with the provisions of this Contract. We shall have no obligation to pay to you any monies in connection with the grant set forth in this subparagraph 6(d) except that we shall continue to credit to your royalty account hereunder royalties earned by you in accordance with the provisions hereof on exploitations of the Masters occurring during the License Period as if we had continued to own the entirety of all right, title and interest, including, without limitation, the copyright in and to the Masters or Audio-Visual Record Recordings in accordance with the provisions of subparagraph 6(a), (b) and (c) above. You expressly acknowledge and agree that no provision of any applicable law, rule or regulation (including, without limitation, the copyright laws and regulations of the United States or Canada) permits you to terminate the transfer, grant, conveyance or assignment to us of the copyright in and to Master Recordings or Audio-Visual Recordings provided in this paragraph 6 or any other reversion of the copyright or other right, title and interest in and to the Masters. If any such law, rule or regulation shall apply at any time after the date hereof, you shall not exercise any rights pursuant to that law, rule or regulation; and

                    (e) All matters relating to trademarks, notices, including, without limitation, UPC symbols (i.e., barcoding), or disclosures deemed advisable by us or our attorneys, and any matter other than the cover layout and the picture of the art to be used on the particular Required Album will be determined by us in our sole discretion.

                 7. Name and Likeness.

                    (a) We and any person, firm or corporation designated by us shall have the perpetual, worldwide right to use and to permit others to use your name (both legal and professional, and whether presently or hereafter used by you), likeness, and other identification, and biographical material concerning you, and the name and likeness of any producer rendering services in connection with Master Recordings recorded by you during the Term for purposes of trade and advertising. We shall have the further right to refer to you during the Term as our exclusive recording artist and you in your activities in the entertainment field shall use reasonable efforts to be billed and advertised during the Term as our exclusive recording artist. The rights granted to us pursuant to this subparagraph 7(a) with respect to your name, likeness, other identification and biographical material concerning you shall be exclusive during the Term and nonexclusive thereafter. Accordingly, but without limiting the generality of the foregoing, you shall not authorize or permit any person, firm, or corporation other than us to use during the Term your legal or professional name or your likeness in connection with the advertising or sale of Phonograph Records. Notwithstanding anything to the contrary contained herein, during the Term, you

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         shall not use any name other than the professional name utilized by you as of the date of this Contract without first obtaining our prior written consent thereto;

                    (b) You are the sole owner of each professional name used by you during the Term and no other person, firm or corporation has or will have the right to use that name in connection with Phonograph Records during the Term. We shall have the right, at our election, to cause a search to be instituted to determine whether there have been any third party uses of any names used by you for Phonograph Record purposes. Further, we shall have the right, at our election, to apply for registration of your name to be made in favor of you for Phonograph Record and/or other entertainment purposes in the United States Patent and Trademark Office or such other federal institution as may then be charged with accepting those registrations. Any amounts paid by us in connection with any search or registration shall be deemed to be Recording Costs pursuant to subparagraph 5(b) above. If any search undertaken by us indicates or leads us reasonably to believe that your name should not be used hereunder, then you and we shall determine mutually a substitute name to be used by you. Nothing contained herein shall release you from your indemnification of us in respect of our use of any of your names, whether legal or professional or otherwise; and

                    (c) (i)   Intentionally deleted;
                        (ii)  Intentionally deleted; and
                        (iii) Intentionally deleted.

                 8. Advances. We shall pay to you as advances recoupable from royalties earned by you hereunder the following amounts for the following Required Albums payable at the following times:

                    (a) For the First Album, Twenty-Five Thousand Dollars ($25,000), payable promptly after the execution of this Contract ("Execution Advance"), and the Fund Balance (defined below) payable promptly after the "Delivery Date" (defined below) for the First Album. The "Recording Fund" for the First Album shall be Three Hundred Twenty-Five Thousand Dollars ($325,000); and

                    (b) For each Required Album other than the First Album: (A) the "Pre-Delivery Payment" (defined below), payable promptly after our receipt of your written notice indicating that recording sessions for the Required Album for which the advance is payable have actually commenced in accordance with all of the terms of this Contract (including, without limitation, the provisions of subparagraph 4(a) above); and (B) the Fund Balance (defined below), payable promptly after the Delivery Date. For each Required Album, if any, after the First

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         Album, the Recording Fund shall be the "Formula Amount" (defined below), but no less than the "Minimum Amount" and no more than the "Maximum Amount" set forth in the Schedule below:

                                            SCHEDULE
                                            --------
         The "Formula Amount" for the Second Album shall mean an amount equal to two-thirds (2/3) of the royalties (after retention of reserves) earned by you hereunder from Net Sales through Normal Retail Distribution Channels in the United States of the First Album, computed as of end of the applicable "Fund Calculation Period" (defined below) and for each Required Album after the Second Album shall mean an amount equal to the product of (i) one-half (1/2) and (ii) two-thirds (2/3) of the royalties (after retention of reserves) earned by you hereunder from Net Sales through Normal Retail Distribution Channels in the United States of the two (2) Required Albums initially released immediately prior to the Required Album for which the Formula Amount is being calculated, computed as of the end of the applicable Fund Calculation Period for Required Albums in question. The term "Fund Calculation Period" shall mean the period commencing on date of the initial commercial release in the United States of the Required Album for which royalty earnings are being computed and ending on the date twelve (12) months thereafter;

                    (c) The term "Pre-Delivery Payment" shall mean an amount equal to ten percent (10%) of the "Minimum Amount" for the applicable Required Album set forth in the Schedule above. The term "Fund Balance" shall mean the amount by which the Recording Fund exceeds the aggregate of the Recording Costs for the applicable Required Album, the Pre-Delivery Payment for the applicable Required Album (or the Execution Advance with respect to the First Album) and any other advances paid in connection with the applicable Required Album. The term "Delivery Date" shall mean the later of the date of your delivery to us of all Masters constituting the applicable Required Album in accordance with all of the terms of this Contract and the date on which we determine the aggregate Recording Costs for that Required Album; and


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                    (d) You acknowledge and agree that any and all advances paid by us hereunder shall constitute prepayment of session union scale to you, and you agree to timely complete and appropriately deliver any documentation required by the applicable union to document and effectuate each such prepayment.

                 9. Royalties.

                    (a) In consideration of our copyright ownership set forth herein, any rights licensed to us herein, our right to use your name, likeness and biographical materials as provided herein, and the other agreements, representations and warranties contained herein, on Net Sales of Phonograph Records embodying Masters, we shall pay to you a royalty computed by multiplying the Royalty Base Price, less the deductions hereafter provided, by the applicable royalty rate set forth below:

                        (i) On Phonograph Records sold in the United States the
            royalty rate shall be:

                        (A)  (1) Fifteen percent (15%) on Albums;

                             (2) The royalty rate pursuant to subparagraph
                                 9(a)(i)(A)(1) above on Net Sales through Normal Retail Distribution Channels in the United States ("Qualifying Sales") of a particular Required Album embodying solely newly-recorded Masters in the form of Conventional cassette tapes and Compact Discs ("Qualifying Album") which exceed five hundred thousand (500,000) units, but which do not exceed one million (1,000,000) units, shall be the royalty rate set forth in that subparagraph, plus one-quarter percent (.25%). The royalty rate pursuant to subparagraph 9(a)(i)(A)(1) above on Qualifying Sales of a particular Qualifying Album in the United States which exceed one million (1,000,000) units shall be the royalty rate set forth in that subparagraph (without regard to the operation of the provisions of this subparagraph 9(a)(i)(A)(2)) plus one-half percent (.50%). Any increases in the royalty rate set forth in subparagraph 9(a)(i)(A)(1) above resulting from the operation of the provisions of this subparagraph 9(a)(i)(A)(2) shall be disregarded for the purpose of computing any other royalty rates pursuant to this paragraph 9 which apply to sales of Records outside the United States or which are a percentage of or otherwise based upon the royalty rate set forth in subparagraph 9(a)(i)(A)(1) above; and


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                        (B) Ten percent (10%) on Singles;

                    (ii) On Phonograph Records sold in Canada the royalty rate shall be:

                        (A) Twelve percent (12%) on Albums; and

                        (B) Eight percent (8%) on Singles;

                    (iii) On Phonograph Records sold in the United Kingdom the royalty rate shall be:

                        (A) Twelve percent (12%) on Albums; and

                        (B) Eight percent (8%) on Singles;

                    (iv) On Phonograph Records sold in Austria, Belgium,
            Denmark, Finland, France, Germany, Greece, Holland, Italy, Norway, Portugal, Spain, Sweden or Switzerland, the royalty rate shall be:

                        (A) Ten percent (10%) on Albums; and

                        (B) Six and one-half percent (6.50%) on Singles;

                    (v) On Phonograph Records sold in Japan, Australia or New
            Zealand, the royalty rate shall be:

                        (A) Ten percent (10%) on Albums; and

                        (B) Six and one-half percent (6.50%) on Singles; and

                    (vi) On Phonograph Records sold outside the United States,
            Canada, the United Kingdom and those countries set forth in subparagraphs 9(a)(iv) and (v) above, the royalty rate shall be:

                        (A) Eight percent (8%) on Albums; and

                        (B) Five percent (5%) on Singles;


                    (b) Notwithstanding the foregoing:

                        (i) (A) On Phonograph Records sold through a direct
                    mail or mail order distribution method (including, without limitation through so-called "record clubs"), or through any combination of the foregoing, the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate, but in no event shall your royalty in respect of those sales exceed an amount equal to fifty percent (50%) of the Net Receipts from the sale of those Phonograph Records (whether or not sold by an affiliate of ours);

                            (B) On Phonograph Records sold through retail stores
                    in connection with special radio or television advertisements (sometimes referred to as "key outlet marketing") ("Key Outlet Campaign") whether alone or in combination with any direct mail or mail order distribution method, the royalty rate shall be one hundred percent (100%) of the otherwise applicable royalty rate and notwithstanding anything to the contrary herein, we shall have the right to recoup fifty percent (50%) of any and all of the costs paid or incurred by us or our licensees in respect of such Key Outlet Campaigns from any and all royalties earned by you under this Contract;

                    (ii) On Phonograph Records sold for use as premiums or in
            connection with the sale, advertising, or promotion of any other product or service, the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate and the Royalty Base Price of those Phonograph Records shall be deemed to be an amount equal to the monies actually received by us from the sale of those Phonograph Records, unless manufactured and sold by an affiliate or licensee of ours, in which event the Royalty Base Price shall be deemed to be the price used by that affiliate or licensee in accounting to us;

                    (iii) On Mid-Price Records the royalty rate shall be
            two-thirds (2/3) of the otherwise applicable royalty rate, and on Budget Records the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate;

                    (iv) On Phonograph Records sold to the United States
            Government, its subdivisions, departments or agencies (including Phonograph Records sold for resale through military facilities) or to educational institutions or libraries, the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate;

                    (v) On Long-Play Singles, the royalty rate shall be one-half
            (1/2) of the otherwise applicable royalty rate for Albums, and on EPs the royalty rate shall be two-thirds (2/3) of the otherwise applicable royalty rate for Albums;

                    (vi) On Multiple Albums, the royalty rate shall be the
            lesser of: (A) the otherwise applicable royalty rate and (B) the otherwise applicable royalty rate multiplied by a fraction, the numerator of which is the Royalty Base Price of the Multiple Album and the denominator of which is the product of the Royalty Base Price of a top-line single-disc Album in the configuration in question and the number of discs contained in the Multiple Album;

                    (vii) On Phonograph Records in the form of Digital Records the royalty rate shall be:

                            (A) Eighty percent (80%) of the otherwise applicable
                    royalty rate for all Digital Records other than Compact Discs; and

                            (B) One hundred percent (100%) of the otherwise
                    applicable royalty rate on Compact Discs;

                    (viii) On Masters licensed by us to others for their
            manufacture and sale of Phonograph Records or for any other uses (other than those for which a royalty is payable in accordance with subparagraph (x)(B) below), your royalty shall be an amount equal to fifty percent (50%) of our Net Receipts from the sale of those Phonograph Records or from those other uses of the Masters;

                    (ix) On Audio-Visual Recordings embodying the performances of Artist, your royalty shall be as follows:

                            (A) On Audio-Visual Records your royalty shall be
                    computed in accordance with the provisions of this paragraph 9 applicable to Albums, except on sales of Audio-Visual Records in the United States the royalty rate pursuant to subparagraph 9(a)(i) above shall be deemed to be twenty percent (20%) and on sales of Audio-Visual Records outside of the United States the royalty rate pursuant to subparagraphs 9(a)(ii) through 9(a)(v) above shall be deemed to be fifteen percent (15%). Notwithstanding anything to the contrary contained herein, the royalty payable to you pursuant to this subparagraph (ix)(A) on the exploitation of Audio-Visual Recordings in the United States or Canada shall be inclusive of any royalties or other monies required to be paid or incurred by us (or otherwise deducted from monies payable to us) to any person, firm or corporation for the synchronization, reproduction and/or public performance of any Selection in the Audio-Visual Recording in question and, without limiting any of our other rights or remedies hereunder or otherwise, we shall have the right to deduct from the royalty payable to you pursuant to this subparagraph (ix)(A) an amount equal to those sums required to be paid to any person, firm or corporation in connection therewith;

                            (B) On Audio-Visual Records manufactured and sold by
                    a non-affiliated licensee of ours, however, in the United States or elsewhere, your royalty shall be an amount equal to fifty percent (50%) of our Net Receipts from the sale of those Audio-Visual Records (rather than the royalty computed in accordance with the immediately preceding subparagraph
                    (A)); and

                            (C) Notwithstanding anything to the contrary
                    contained herein, the exploitation of Audio-Visual Recordings by means of any so-called "video jukebox" shall be deemed to be non-royalty bearing and promotional in nature for all purposes of this Contract; and

                            (D) On Mid-Price Audio-Visual Records the royalty
                    rate shall be three-fourths (3/4) of the otherwise applicable royalty rate, and on Budget Audio-Visual Records the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate;

                        (x) On New Records your royalty shall be the lesser of
            the following:

                            (A) Seventy-five percent (75%) of the otherwise
                    applicable royalty rate applied to the Royalty Base Price of the New Record concerned; and

                            (B) An amount equal to the product of (1) our Net
                    Receipts from the exploitation of those New Records, and (2) the otherwise applicable royalty rate;

                    (c) Notwithstanding the foregoing:

                        (i) No royalties shall be payable on Phonograph Records
            furnished as free or bonus Phonograph Records to members, applicants, or other participants in any record club or other direct mail distribution method; on Phonograph Records distributed for promotional purposes to radio stations, television stations or networks, record reviewers, or other customary recipients of promotional Phonograph Records; on so-called "promotional sampler" Phonograph Records; on Phonograph Records sold as scrap or as "cut-outs"; or on Phonograph Records (whether or not intended for sale by the recipient) furnished on a no-charge or free basis (such as, but not limited to, Phonograph Records commonly described in the record industry as "free goods" or "freebies") or sold at less than fifty percent (50%) of their regular wholesale price to distributors, subdistributors, dealers, or others, whether or not the recipients thereof are affiliated with us. We shall not distribute Phonograph Records embodying solely Masters in the United States at no-charge for sale by the recipient thereof other than in accordance with our then-current general policy applicable at the time of our distribution of those Records which, in the United States on the date of this Contract, is the distribution of the following Phonograph Records at no charge intended for sale by the recipient thereof (1) on a regular basis, as follows: Fifteen (15) Albums and EPs in the form of Conventional vinyl discs and cassette tapes for each eighty-five (85) of those Albums and EPs sold (that is, fifteen (15) Albums and EPs in the form of conventional vinyl discs and cassette tapes are distributed at no charge out of each one hundred (100) of those Albums and EPs distributed for sale by the recipient thereof); twenty (20) Albums and EPs in the form of Digital Records (including, without limitation, Compact Discs) for each eighty (80) of those Albums sold (that is, twenty (20) Albums in the form of Digital Records are distributed at no charge out of each one hundred (100) of those Albums distributed for sale by the recipient thereof); and thirty (30) Singles and Long-Play Singles in all forms and configurations for each seventy (70) Singles and Long-Play Singles sold in any form or configuration (that is, thirty
            (30) Singles and Long-Play Singles in all forms and configurations are distributed at no charge out of each one hundred (100) Singles and Long-Play Singles distributed in any form or configuration for sale by the recipient thereof); and thirty (30) Phonograph Records other than Albums, EPs, Singles and Long-Play Singles, if any, for each seventy (70) of those Phonograph Records sold in any form or configuration (that is, thirty (30) Phonograph Records other than Albums, EPs, Singles and Long-Play Singles, if any, are or would be distributed at no charge out of each one hundred (100) of those Phonograph Records distributed for sale by the recipient thereof); and (2), from time to time in connection with short-term or other special sales programs of limited duration, such additional Records as we in the exercise of our business judgment determine. We shall distribute Phonograph Records in the form of New Records embodying solely Masters in the United States at no-charge for sale by the recipient thereof in accordance with our then-current general policy applicable to Compact Discs at the time of our distribution of those Records;

                        (ii) Royalties on Phonograph Records (whether or not
            intended for sale by the recipient thereof) sold at a discount to distributors, subdistributors, dealers, or others, whether or not affiliated with us (except for Phonograph Records sold at less than fifty percent (50%) of their regular wholesale price, for which no royalties are payable hereunder) shall be reduced in the same proportion as the regular wholesale price of those Phonograph Records is reduced on those sales;

                        (iii) For purposes of computing royalties, there shall
            be deducted from the Royalty Base Price (or other applicable price, if any, upon which royalties are calculated) of Phonograph Records hereunder an amount equal to twenty percent (20%) thereof for all Phonograph Records in the form of Conventional cassette tapes and twenty-five percent (25%) thereof for Phonograph Records in all other forms, whether now known or hereafter devised;

                        (iv) Phonograph Records distributed by any of our
            affiliates shall be deemed sold for the purposes of this Contract only if sold by that affiliate to one of its independent third party customers and final payment is received therefor by us in United States Dollars in the United States;

                        (v) The royalty payable to you hereunder on a Phonograph
            Record or other device embodying Masters together with other Master Recordings shall be computed by multiplying the otherwise applicable royalty rate by the "Reduction Factor." As used herein, the term "Reduction Factor" shall mean, at our election, (A) a fraction, the numerator of which shall be the number of Selections contained on the Masters which are embodied on that Phonograph Record or other device and the denominator of which shall be the total number of Selections embodied on that Phonograph Record or other device or (B) a fraction, the numerator of which shall be the playing time of the Selections contained on the Masters which are embodied on that Phonograph Record or other device and the denominator of which shall be the total playing time of the Phonograph Record or other device in question. For any Phonograph Record or other device for which a finite running or playing time does not exist, the running or playing time of that Phonograph Record or other device shall be deemed to be one hundred twenty (120) minutes; and

                        (vi) The royalty payable to you hereunder and the
            Recording Costs hereunder on a Master embodying your performances jointly with any other artist or musician to whom we are obligated to pay a royalty in respect of that Master shall be computed by multiplying the otherwise applicable royalty rate and Recording Costs by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the sum of one (1) and the total number of other artists or musicians whose performances are embodied on that Master; and

                           (d) You hereby expressly authorize us and our licensees to collect and receive on your behalf any royalties or other monies which may be payable in the United States pursuant to the Audio Home Recording Act allocable to featured performers and which is otherwise determined to be payable to you in respect of your performances in Masters ("AHRA Monies"). We shall credit to your account that portion of AHRA Monies received by us which is specifically allocable to Masters and otherwise payable to you (less any portion thereof which may be payable to any third party, including, without limitation, any producer of Masters). You shall execute any further documentation which we reasonably deem necessary or desirable to effectuate the foregoing provisions of this subparagraph (d). Without limiting the foregoing, you shall not have the right hereunder or otherwise to be paid or to have credited to your account any portion of AHRA Monies received by us or otherwise received on our behalf pursuant to the Audio Home Recording Act which is allocable to the owner of the sound recording.

                 10. Royalty Payments and Accountings.

                    (a) We shall send to you statements for royalties payable hereunder on or before the date ninety (90) days after the end of each of our then-current semi-annual accounting periods (currently ending on June 30 and December 31), together with payment of royalties, if any, earned by you hereunder during the semi-annual period for which the statement is rendered (based on our receipts in the United States during the accounting period for which the statement is rendered), less all advances and charges under this Contract. Notwithstanding the foregoing, after the Term, no royalty statement shall be required to be rendered for any semi-annual accounting period in which less than Five Thousand Dollars ($5,000) in royalties are credited to your account (whether by exploitation of Masters or liquidation of reserves) unless
         (i) royalties are otherwise actually payable to you for that semi-annual accounting period; or (ii) you notify us in writing of your request that we render to you a statement for the semi-annual accounting period in which we receive that request on the date otherwise required hereunder. We shall have the right to retain, as a reserve against charges, credits, or returns, such portion of payable royalties as shall be commercially reasonable and customary in the industry in our best business judgment. You shall reimburse us on demand for any overpayments, and we may also deduct the amount thereof from any monies payable to you hereunder. Royalties paid by us on Phonograph Records subsequently returned shall be deemed overpayments;

                    (b) No royalties shall be payable to you on sales of Phonograph Records or other exploitations of Masters by any of our affiliates or licensees until payment on those sales has been received by us in the United States. Sales or other exploitations by an affiliate or licensee shall be deemed to have occurred in the semiannual accounting period during which that affiliate or licensee shall have rendered to us and we shall have received in the United States accounting statements and payments for those sales or other exploitations of Masters;

                         (c) (i) Royalties on exploitations of Masters outside
                  of the United States shall be computed in the national currency in which our licensees or affiliates or other distributors pay us, shall be credited to your royalty account hereunder at the same rate of exchange at which our licensees or affiliates or other distributors pay us, and shall be proportionately subject to any foreign withholding or comparable taxes which may be imposed upon our receipts. You shall not be entitled to any portion of a tax credit which may be available to us or to any of our licensees or affiliates in connection with any foreign taxes withheld from our receipts, from the applicable price in computing the Royalty Base Price, or from any other source; and

                             (ii) If we shall not receive payment in United
                  States dollars in the United States for any exploitations of Masters outside of the United States, royalties on those exploitations shall not be credited to your royalty account hereunder. If all advances and other recoupable charges under this Contract are then-currently recouped and if we are able to do so, we shall accept payment for those exploitations in foreign currency and shall deposit in a foreign bank or other depository, at your expense, in that foreign currency, that portion thereof, if any, as shall equal the royalties which would have been payable to you hereunder on those exploitations had payment for those exploitations been made to us in United States dollars in the United States. The foregoing deposit shall not be reflected on your accounting statements hereunder. Deposit as aforesaid shall fulfill our royalty obligations hereunder as to those sales. If any law, ruling or other governmental restriction limits the amount an affiliate or licensee can remit to us, we may reduce your royalties hereunder by an amount proportionate to the reduction in our affiliate's or licensee's (as appropriate) remittance to us;

                    (d) You shall be deemed to have consented to all royalty statements and all other accountings rendered or required to be rendered by us hereunder and each royalty statement and other accounting shall be conclusive, final, and binding, shall constitute an account stated, and shall not be subject to any objection for any reason whatsoever, unless you give us notice stating the specific basis for that objection within two (2) years after the date rendered or required to be rendered. You may not maintain any action, suit, or proceeding of any nature against us in respect of any royalty statement or other accounting rendered or required to be rendered by us hereunder (or in respect of the accounting period to which it relates or was to relate) unless you commence that action, suit, or proceeding against us in a court of competent jurisdiction within two (2) years after the date rendered or required to be rendered. If you shall commence an action, suit, or proceeding against us concerning royalty statements or other accountings rendered or required to be rendered by us to you hereunder, the scope of that action, suit or proceeding shall be limited to a determination of the amount of royalties, if any, payable to you for the accounting periods in question, and your sole remedy shall be the recovery of those royalties;

                    (e) We shall maintain books and records concerning the sale of Phonograph Records hereunder. You shall have the right to designate an independent certified public accountant on your behalf (who shall not be compensated on a contingent fee basis), at your own expense, to examine those books and records (but not any of our books or records relating to the manufacture of Phonograph Records hereunder) solely for the purpose of verifying the accuracy of royalty statements and other accountings rendered by us hereunder, only during our normal business hours and only upon reasonable written notice. Our books and records relating to a particular royalty statement or other accounting may be examined only within two (2) years after the date rendered or required to be rendered. We shall have no obligation to permit you to examine our books or records relating to any particular royalty statement or other accounting more than once. Prior to rendering a report to you with respect to the examination of our books and records as aforesaid, the independent certified public accountant engaged by you shall first review his or her tentative written findings with a designated representative of our finance department in order to remedy any factual errors and clarify any issues that may have resulted from misunderstanding. You hereby acknowledge that our books and records contain confidential trade information. Neither you nor your independent certified public accountant or other representatives shall communicate at any time to any others or use on behalf of any other person, firm or corporation any facts or information obtained as a result of any such examination of our books and records. Further, prior to the commencement of any examination of our books and records in accordance with the provisions of the subparagraph (e), you shall cause the independent certified public accountant engaged by you to sign a letter in a form approved by us which acknowledges his or her agreement (and the agreement of his or her firm) to be bound by the foregoing. The rights hereinabove granted to you shall constitute your sole and exclusive rights to examine our books and records;

                    (f) We shall have the right to deduct from any monies payable to you hereunder any amounts paid by us to you or to any person, firm or corporation representing you or incurred by us on your behalf or on behalf of any person, firm or corporation representing you, if those monies are not otherwise required to be paid or incurred by us hereunder (unless we expressly agree in writing that the payment in question is non-deductible or is only recoupable from royalties earned by you hereunder). Accordingly, all amounts paid or incurred by us for the services of third parties to market and promote sales of Phonograph Records embodying Masters shall be recoupable from royalties earned by you hereunder; and

                    (g) We shall have the right to deduct from any monies payable to you hereunder any amounts which are required to be deducted from any of those monies under any statute, regulation, treaty or other law, or under any union or guild agreement, and you shall promptly execute and deliver to us any forms or other documents as may be required in connection therewith. If we fail for any reason to deduct and instead pay any of those monies required to be deducted from monies payable to you hereunder, and if, as a result, we are required by any statute, regulation, treaty or other law or union or guild agreement to pay to any third party any amounts which were paid to you but which were required to be deducted, then, without limiting any of our other rights or remedies in that event, you shall pay to us, upon our demand, the amount of those monies which were paid to you but which were required to be deducted, or, at our election, we may deduct from any monies payable to you hereunder the amount of those monies paid to you but which were required to be deducted.

                 11. Musical Composition Licenses.

                    (a) You hereby grant to us and our designees the irrevocable non-exclusive right to reproduce each Controlled Composition on Phonograph Records and to distribute those Phonograph Records in the United States and Canada on the following terms and conditions:

                        (i) Mechanical royalties shall be payable for Controlled
                  Compositions on Net Sales of Phonograph Records in the United States and Canada at the following rates:

                            (A) On Phonograph Records sold in the United States,
                    the rate for each Controlled Composition embodied thereon shall be the United States Controlled Composition Mechanical Rate. The term "United States Controlled Composition Mechanical Rate" shall mean an amount equal to seventy-five percent (75%) of the "United States Mechanical Rate." The term "United States Mechanical Rate" shall mean an amount equal to the minimum statutory royalty rate (without regard to playing time) provided in the United States Copyright Act for the reproduction of Musical Compositions as of the "Determination Date" (defined below);

                            (B) On Phonograph Records sold in Canada, the rate
                    for each Controlled Composition embodied thereon shall be the Canadian Controlled Composition Mechanical Rate. The term "Canadian Controlled Composition Mechanical Rate" shall mean an amount equal to seventy-five percent (75%) of the Canadian Mechanical Rate. The term "Canadian Mechanical Rate" shall mean an amount equal to the minimum statutory royalty rate (without regard to playing time) provided in the Canadian Copyright Act for the reproduction of Musical Compositions as of the Determination Date. If no such statutory royalty rate exists, then the term "Canadian Mechanical Rate" shall mean the minimum, standard mechanical royalty rate provided in mechanical licenses between record companies and unrelated publishers in Canada which are issued by C.M.R.R.A. (or any successor) as of the Determination Date. If no such standard mechanical royalty rate exists, however, then the term "Canadian Mechanical Rate" shall mean the mechanical royalty rate which we may, in good faith, negotiate at arm's-length with unrelated publishers effective as of the Determination Date. In no event, however, shall the number of Canadian pennies constituting the Canadian Mechanical Rate exceed the number of United States pennies constituting the United States Mechanical Rate in effect as of the Determination Date; and

                            (C) The term "Determination Date" shall mean the
                    date of delivery to us of the first (1st) Master embodying the Musical Composition in question or, if earlier, the date on which that first (1st) Master was required to be delivered to us hereunder;

                        (ii) Notwithstanding the foregoing: The mechanical
                   royalty rate on a Controlled Composition which is an arrangement of a public domain work shall be that percentage of the United States Controlled Composition Mechanical Rate or the Canadian Controlled Composition Mechanical Rate, as applicable, that is equal to the percentage of the arrangement of the Controlled Composition which is original in the arrangement and therefore subject to copyright in accordance with the rules and regulations of ASCAP and/or BMI and for which ASCAP and/or BMI provides written documentation of that percentage of the originality in and to that arrangement of a Controlled Composition; the mechanical royalty rate for a Controlled Composition recorded in an EP, Long-Play Single, Mid-Price Record, Budget Record or Records sold through record clubs shall be three-fourths (3/4) of the United States Controlled Composition Mechanical Rate or the Canadian Controlled Composition Mechanical Rate, as applicable; if any particular Record (including, without limitation, so-called "cassette Singles") embodies more than one (1) of the same or different recordings of the same Controlled Composition, then the United States Controlled Composition Mechanical Rate or Canadian Controlled Composition Mechanical Rate, as the case may be, shall be payable only once on all reproductions of that Controlled Composition in that Record; and no mechanical royalties shall be payable for the reproduction of any Controlled Composition on a Phonograph Record unless the timing of the Controlled Composition in question as recorded in the Master embodied on that Phonograph Record exceeds one (1) minute and thirty (30) seconds in length;

                    (b) The term "Outside Selection" shall mean each Selection which is not a Controlled Composition. You acknowledge that as an element of your delivery to us of a Master, you are required to cause the issuance to us of licenses to reproduce mechanically each Outside Selection in all Phonograph Records sold in the United States or Canada on the Required Terms. The term "Required Terms" shall mean mechanical royalty rates and otherwise on terms that do not exceed the mechanical royalty rates and that otherwise are no less favorable to us and our designees than those provided in the standard mechanical licenses issued by The Harry Fox Agency, Inc. or any successor for Phonograph Records sold in the United States and by C.M.R.R.A or any successor for Phonograph Records sold in Canada, except (i) the royalty rate for the mechanical reproduction of Outside Selections on Phonograph Records sold in the United States or Canada must not exceed the United States Mechanical Rate or the Canadian Mechanical Rate above, as applicable, and (ii) no royalties shall be payable for the mechanical reproduction of Outside Selections on Phonograph Records sold in the United States or Canada for which no Record royalties are payable under paragraph 9 above or otherwise. If for any reason you fail to cause the issuance to us of a license for the mechanical reproduction of any Outside Selection as and when required hereunder, we shall have the right, at our election and without limiting our other rights or remedies in that event, to negotiate and execute licenses for the mechanical reproduction of each such Outside Selection on Phonograph Records distributed in the United States or Canada on terms and conditions which are determined solely by us or our designees. Solely for purposes of subparagraph (e) below, those licenses so procured by us shall be deemed to be on terms no less favorable to us or our designees than the Required Terms. Nothing contained in this subparagraph amends or modifies your obligation to deliver to us and our designees licenses for the mechanical reproduction of all Selections recorded in the Masters as a condition for the delivery to us of Masters or waives the provisions of subparagraph 11(i) below;

                           (c) (i) Notwithstanding anything to the contrary
                    contained herein, for Net Sales in the United States, the maximum aggregate mechanical royalty rate for all Selections, including Controlled Compositions, contained on a Phonograph Record, regardless of the number of Selections contained thereon, shall be the product of (A) the United States Controlled Composition Mechanical Rate and (B) ten
                    (10) for an Album, five (5) for an EP, and two (2) for a Single and a Long-Play


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




                    Single; and for Net Sales in Canada, the maximum aggregate mechanical royalty rate for all Selections, including Controlled Compositions, contained on a Phonograph Record, regardless of the number of Selections contained thereon, shall be the product of (A) the Canadian Controlled Composition Mechanical Rate and (B) ten (10) for an Album, five (5) for an EP, and two (2) for a Single and a Long-Play Single;

                                  (ii) Notwithstanding the foregoing, if we
                    release a Multiple Album embodying solely Masters hereunder, then, solely with respect to that Multiple Album, the maximum aggregate mechanical royalty rate for Net Sales of that Multiple Album in the United States or Canada shall be the otherwise applicable maximum set forth in subparagraph 11(c)(i) above for Net Sales of Albums in the United States or Canada, as applicable, multiplied by a fraction, the numerator of which is the Royalty Base Price of that Multiple Album in the United States or Canada, as applicable, and the denominator of which is the highest Royalty Base Price of an Album which is not a Multiple Album in the configuration or format in question released on our top-line label in the United States or Canada, as applicable, as of the date of our initial release through normal retail distribution channels in the United States or Canada, as applicable, of that Multiple Album; and

                                  (iii) Notwithstanding anything to the contrary
                    contained herein, royalties for the mechanical reproduction of any Selection in any Phonograph Record distributed in the United States or Canada shall be payable only on Net Sales of that Phonograph Record in question for which in a Record royalty is payable hereunder pursuant to paragraph 9 above; and

                    (d) We shall account for and pay royalties for the mechanical reproduction of Controlled Compositions in accordance with the provisions of subparagraphs (a), (d), (e), and (g) of paragraph 10 above, except that we shall send to you statements for those mechanical royalties on or before May 31st for the quarter-annual period ending the preceding March 31st, on or before August 31st for the quarter-annual period ending the preceding June 30th, on or before November 30th for the quarter-annual period ending the preceding September 30th, and on or before the last day of February for the quarter-annual period ending the preceding December 31st;

                    (e) If for any reason we are required to pay royalties for the mechanical reproduction of any particular Selection (including a Controlled Composition) or for the mechanical reproduction of all Selections that are mechanically reproduced in a particular Phonograph Record in excess of the applicable amounts fixed in subparagraphs (a),
         (b) or (c) above, the royalties payable by us for the mechanical reproduction of Controlled Compositions on

         Phonograph Records hereunder shall be reduced by an amount equal to such excess. If that excess is greater than the amount of royalties payable for the mechanical reproduction of Controlled Compositions on the Phonograph Record in question, then upon our demand, you shall pay to us an amount equal to the amount by which those excess mechanical royalties exceed the royalties payable for the mechanical reproduction of Controlled Compositions. In addition to all of our other rights and remedies, we may deduct that amount of that excess from any and all royalties or other monies payable to you under this Contract;

                    (f) Upon our request, you shall cause the issuance to us and our designees of licenses to reproduce all Selections mechanically on Phonograph Records hereunder distributed outside the United States and Canada on terms no less favorable to us and our designees than those generally applicable to Phonograph Record manufacturers in each country in question. The obligation to account for and pay royalties for the mechanical reproduction of Selections on sales of Phonograph Records outside of the United States shall be that of our affiliates and licensees;

                    (g) If the copyright in any Controlled Composition is owned or controlled by a person, firm or corporation other than you, you shall cause that person, firm or corporation to grant to us and our designees the same rights as you are required to grant to us and our designees pursuant to this paragraph 11;

                    (h) You hereby grant to us and our designees, at no fee, royalty, or other cost to us or our designees, the irrevocable, non-exclusive, worldwide right in perpetuity to reproduce and publicly perform each Controlled Composition in Audio-Visual Recordings, to distribute Audio-Visual Records embodying those Audio-Visual Recordings, and otherwise to exploit in any manner and through any media those Audio-Visual Recordings. You shall, upon our request, cause the issuance to us and our designees, at no fee, royalty, or other cost to us or our designees, the irrevocable, non-exclusive, worldwide right in perpetuity to reproduce and publicly perform each Selection which is not a Controlled Composition in Audio-Visual Recordings, to distribute Audio-Visual Records embodying those Audio-Visual Recordings, and otherwise to exploit in any manner or media those Audio-Visual Recordings. If we or our designees shall pay any such fee, royalty, or other cost, then you shall, upon our demand, pay us the amount thereof, and we may, in addition to all of our other rights and remedies, deduct that amount from any monies payable by us hereunder, including without limitation, from those royalties payable pursuant to paragraph 9 above in respect of the exploitation of AudioVisual Recordings in the United States or Canada;

                    (i) Any assignment, license or other agreement made with respect to Controlled Compositions shall be subject to the terms hereof;

                    (j) You grant to us and our designees the irrevocable right throughout the world in perpetuity to (A) print and reproduce on the packaging of Phonograph Records, at our election, the title and lyrics to each Controlled Composition embodied in a Master and (B) digitally encode in a Master or transmit together with the transmission of the Master the title and/or lyrics to each Controlled Composition embodied in a Master, all without payment to you or any other person, firm or corporation of any monies or other consideration in connection therewith. You also shall cause to be granted to us and our designees the irrevocable right throughout the world in perpetuity to (A) print and reproduce on the packaging of Phonograph Records embodying Masters, at our election, the title and lyrics to each Selection embodied in a Master that is not a Controlled Composition and (B) digitally encode in a Master or transmit together with the transmission of the Master the title and/or lyrics to each Selection embodied in the Master which is not a Controlled Composition, all without payment to you or any other person, firm or corporation of any monies or other consideration in connection therewith. If we are required to pay any monies to any person, firm or corporation for the printing, reproduction, encoding, or transmission of the title or lyrics of any Selection recorded in a Master as aforesaid, then you shall, upon our demand, pay to us an amount equal to those monies paid by us in connection therewith and we may, in addition to all of our other rights or remedies, deduct that amount from any monies payable by us hereunder; and

                    (k) Notwithstanding anything to the contrary contained in this Contract, we shall not recoup any advances or other charges against royalties under this Contract from mechanical royalties payable for Controlled Compositions on Net Sales of Records in the United States or Canada, except: (i) pursuant to any provision hereof in which we have the right to demand payment or reimbursement to us (such as, but not limited to, our right pursuant to subparagraph 5(a) above to demand payment for excess Recording Costs); (ii) to the extent provided or permitted by the provisions of subparagraph 10(a) above in connection with the overpayment to you of any monies hereunder, of this paragraph 11; or (iii) pursuant to the indemnity provisions of paragraph 19 below.

                 12. Audio-Visual Recordings.

                    (a) Upon our request, you shall appear for the making of Audio-Visual Recordings embodying your performances on the following terms:

                        (i) We shall designate the Musical Compositions which
                 shall be embodied in the Audio-Visual Recordings, the producer and director of the Audio-Visual Recordings, all other individuals rendering services in connection with the production of the Audio-Visual Recordings, the storyboard and script for the production of the Audio-Visual

                 Recordings, and the locations at and the dates on which the Audio-Visual Recordings shall be produced (collectively referred to as "Audio-Visual Production Elements") or, at our election (with your approval, which you shall not unreasonably withhold), you shall designate and submit to us for our approval one (1) or more Audio-Visual Production Elements;

                 (ii) We shall pay the Audio-Visual Production Costs of the Audio-Visual Recordings in an amount not in excess of a budget designated or approved by us in writing. "Audio-Visual Production Costs" shall mean and include all minimum union scale payments made to you in connection with the production of the Audio-Visual Recordings, all payments which are made to any other individuals rendering services in connection with the production of the Audio-Visual Recordings, all other payments which are made pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between us and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds), all amounts paid or incurred for studio, hall, location or set rentals, tape, film, other stock, engineering, editing, instrument rentals and cartage, transportation and accommodations, immigration clearances, any so-called "per diems" for any individuals (including you) rendering services in connection with the production of the Audio-Visual Recordings, together with all other amounts paid or incurred in connection with the production and delivery to us of the Audio-Visual Recordings. One hundred percent (100%) of the Audio-Visual Production Costs shall be recoupable from royalties payable under this Contract on the reproduction or other exploitation of all Audio-Visual Recordings and Audio-Visual Records. Only fifty percent (50%) of the aggregate Audio-Visual Production Costs of each Audio-Visual Recording shall be recoupable from royalties payable under this Contract on the reproduction or other exploitation of Masters in Phonograph Records reproducing sound alone; moreover, only fiftypercent (50%) of the cost of producing so-called "electronic press kits" shall be recoupable from your royalties hereunder;

                        (iii) The Audio-Visual Recordings shall be produced in
                 accordance with the rules and regulations of all labor unions and guilds having jurisdiction over the production thereof;

                        (iv) You shall cooperate with us and our designees fully
                 and to perform to the best of your ability in connection with the production of the Audio-Visual Recordings; and

                        (v) If the Audio-Visual Production Costs exceed the
                 budget approved by us in writing, unless as a result of a cause solely within our control, you shall be solely responsible for and shall promptly pay that excess. If, however, we pay any excess Audio-Visual Production Costs, you shall pay to us, upon our demand, an amount equal to that excess. If for any reason you delay the commencement of or are not available for any scheduled appearance by you relating to the production of the Audio-Visual Recordings, you shall pay to us, upon our demand, an amount equal to the expenses or charges paid or incurred by us by reason thereof. Notwithstanding anything to the contrary contained herein, without limiting our other rights and remedies, we may deduct the foregoing amounts from any monies payable by us hereunder;

                    (b) Our rights in the Audio-Visual Recordings and our rights to use your name and the name, likeness, and other identification and biographical material concerning you are set forth in paragraphs 6 and 7 hereof, wherein the terms "Master Recordings" and "Phonograph Records" include Audio-Visual Recordings and Audio-Visual Records, respectively; and

                    (c) Audio-Visual Recordings shall not apply in fulfillment of your Recording Commitment. We shall have no obligation, except as expressly otherwise provided in this paragraph 12, to pay to you any monies in connection with the production of Audio-Visual Recordings.

                 13. Warranties, Representations and Covenants. You hereby warrant, represent, covenant and agree as follows:

                    (a) You have the right and power to enter into this Contract, to grant the rights granted by you to us hereunder, and to perform all of the terms hereof. Without limiting the generality of the foregoing, no Musical Composition, other Selection or any other material recorded by you shall be subject to any re-recording or other restrictions;

                    (b) During the Term, you shall become and remain members in good standing of any labor union or guilds with which we may at any time have an agreement lawfully requiring your membership;

                    (c) All recording sessions for the Masters shall be conducted in all respects in accordance with the terms of the AF of M Phonograph Record Labor Agreement, of the AFTRA Code for the Phonograph Industry, and of the agreements with all other labor unions and guilds having jurisdiction over the recording of the Masters;

                    (d) None of the following will violate or infringe upon the rights of any person, firm or corporation, including, without limitation, contractual rights, copyrights, rights of publicity and rights of privacy: any name or other identification used by you; any Controlled Compositions; any other Selections; and any materials, ideas, or other properties furnished or designated by you and embodied or contained in or used in connection with the Masters or the packaging of or the advertising for the Phonograph Records embodying the Masters;

                    (e) All recordings embodying your performances heretofore have been released commercially in the United States on Phonograph Records;

                    (f) You shall not at any time, directly or indirectly, give or offer to give any consideration of any kind to any radio or television station or network, to any employee thereof, or to any person, firm, or corporation controlling or influencing that station or network's programming for the purpose of securing the broadcast or promotion of any Phonograph Records hereunder;

                    (g) Except as otherwise specifically provided herein, we shall have no obligation hereunder or otherwise to pay any person, firm, or corporation any amounts in connection with the exercise of any of our rights hereunder, including, without limitation, our rights with respect to the recording or exploitation of Master Recordings; and

                          (h) Without limiting the generality of anything contained in the foregoing, you shall neither authorize the production of, nor shall you produce for or deliver to us, any Master for which the recording method known as "sampling" shall have been utilized to record in that Master any sound or material created, owned or controlled by any third party.

                 14. Recording Restrictions.

                    (a) During the Term, you shall not enter into any agreement or make any commitment which would interfere with your performance of any of the terms hereof. Further, during the Term, you shall not perform for or render services in connection with the recording of any Master Recordings for use or reproduction in Phonograph Records by any person, firm, or corporation other than us. After the Term, you shall not perform prior to the Restriction Date for any person, firm or corporation other than us, for the purpose of making Phonograph Records or Master Recordings, any Selection recorded hereunder or under any other agreement between you and us or our affiliates. The term "Restriction Date" shall mean the later of (i) the date five (5) years subsequent to the last date on which a Master Recording embodying that Selection was delivered to us and (ii) the date two (2) years subsequent to the date on which the Term ended; and

                    (b) You shall not at any time manufacture, distribute, or sell or authorize the manufacture, distribution, or sale by any person, firm, or corporation other than us of Phonograph Records embodying (i) any performance rendered by you during the Term or (ii) any performance rendered by you after the Term of a Selection recorded hereunder if that performance shall have been rendered prior to the Restriction Date applicable to that Selection. Furthermore, you shall not record or authorize or knowingly permit to be recorded for any purpose any such performance without in each case taking reasonable measures to prevent the manufacture, distribution, or sale at any time by any person, firm, or corporation other than us of Phonograph Records embodying that performance. Specifically, but without limiting the generality of the foregoing, if during the Term you perform any Selection or if after the Term you perform any Selection prior to the Restriction Date applicable thereto, you will not authorize or knowingly permit that Selection to be recorded unless pursuant to a written contract containing an express provision that neither that performance nor the recording thereof will be used directly or indirectly for the purpose of making Phonograph Records. Upon our request, you shall promptly deliver to us a copy of the pertinent provisions of each such contract and you shall cooperate fully and reasonably with us in any controversy which may arise or litigation which may be instituted relating to our rights pursuant to this paragraph.

                 15. Unique Services. You expressly acknowledge that your services hereunder are of a special, unique, intellectual, and extraordinary character which gives them peculiar value, and that, in the event of a breach by you of any term hereof, we will be caused irreparable injury which cannot adequately be compensated by money damages. Accordingly, we shall be entitled to injunctive relief, in addition to any other rights or remedies which we may have, to enforce the terms of this Contract.

                 16. Certain Remedies.

                    (a) We may, at our election, suspend the running of the Term and our obligations hereunder upon written notice to you (i) if for any reason whatsoever your voice or ability to perform as an instrumentalist shall become materially impaired, (ii) if you shall refuse, neglect, fail, or be unable to fulfill any of your obligations hereunder, or (iii) if as a result of an Act of God, accident, fire, labor controversy, riot, civil commotion, act of public enemy, law, enactment, rule, order, or act of any government or governmental instrumentality, failure of technical facilities, failure or delay of transportation facilities, illness or incapacity of you, or others, or other cause of a similar or dissimilar nature not reasonably within our control, we are hampered in the recording, manufacture, distribution, or sale of Phonograph Records or our normal business operations become commercially impractical. A suspension shall be for the duration of any such event or contingency, and, unless we notify you to the contrary in writing, the Contract Period during which that event or contingency shall have commenced shall be automatically extended by a number of days equal to the total number of days of the suspension, or such fewer number of days of which we may advise you in writing. If any period of suspension arising from events other than (i) the impairment of your voice or ability to perform as an instrumentalist, (ii) your refusal, neglect, failure, or inability to fulfill any of your obligations hereunder, or (iii) any other event affecting a substantial portion of the United States recording industry, shall exceed six (6) consecutive months in duration, you may give to us notice at any time during the continuation of that period of suspension after the date six
         (6) months after its commencement, of your desire that we discontinue such period of suspension and that the Term be terminated if we fail to do so ("Termination Request"). If we shall fail to give to you notice of our discontinuance of that period of suspension within ten (10) business days after our receipt of your Termination Request, the Term shall expire and we shall have no obligations or liabilities to you hereunder, except for our obligations with respect to Masters delivered hereunder prior to that termination, if any. Notwithstanding the foregoing, a suspension of the Term pursuant to this subparagraph 16(a) shall not suspend our royalty accounting and payment obligations hereunder unless the event causing that suspension materially affects our ability to make payments or render statements. No suspension shall in any manner suspend or otherwise impair our rights under this Contract;

                    (b) If your voice or ability to perform as an instrumentalist shall become impaired or if you shall refuse, neglect, fail, or be unable to fulfill any of your obligations hereunder, including, without limitation, your obligation to record for and deliver to us Masters within the time periods set forth in paragraph 3 above, we may, without limiting our other rights or remedies, terminate the Term upon written notice to you, in which event we shall have no obligations or liabilities to you under this Contract, except for our obligations, if any, with respect to Masters recorded prior to that termination. If we so terminate the Term, you shall pay us, on demand, an amount equal to any unrecouped advances hereunder, other than any advances attributable to and paid in respect of a Required Album theretofore delivered by you to us; and

                    (c) In addition to our other rights hereunder, we shall have the right, at our election and for any reason, with or without cause, to terminate the Term at any time by written notice to you. Additionally, we shall have the right, at our election, with or without cause, to refuse to permit you to fulfill your then-current Recording Commitment for any Contract Period including, without limitation, by discontinuing recording sessions for any Masters and ceasing the payment of Recording Costs for any Masters. If we refuse to permit you to fulfill your minimum Recording Commitment for any Contract Period, other than as a result of an event or contingency referred to in subparagraph 17(a) above, we shall have no obligations or liabilities to you in connection therewith unless within forty five (45) days after our refusal you shall notify us of your desire to fulfill your minimum Recording Commitment for that Contract Period and within thirty (30) days after our receipt of that notice we shall fail to advise you in writing that we shall permit you to fulfill your minimum Recording Commitment for that Contract Period. If we shall fail to so advise you in writing that we shall permit you to fulfill your minimum Recording Commitment for that Contract Period, the Term shall expire as of the end of that thirty (30) day period and we shall have no obligations or liabilities to you whatsoever in connection with our failure to permit you to fulfill your Recording Commitment for that Contract Period. We shall, however, pay to you promptly after the expiration of that thirty (30) day period, as an advance recoupable from royalties hereunder or under any other agreement between you and us or our affiliates, an amount equal to the minimum union scale payments which would have been required to have been paid to you for each Required Album for that Contract Period that we did not permit you to record. For the purposes of the foregoing, an Album shall be deemed to be comprised of eight (8) Masters.

                 17. Producer and Other Royalties.

                    (a) You shall cause any and all producers of the Masters to execute a Producer Declaration in the form attached hereto as Exhibit A prior to the commencement of recording sessions for any Masters hereunder. Without limiting the generality of anything set forth in paragraph 4 above, no recording sessions shall be commenced nor shall we have any obligation to pay to you any advances for the Masters pursuant to paragraph 8 above unless and until you shall have entered into a binding agreement with any and all producers of the applicable Masters and we shall have received an executed Producer Declaration from any and all producers of the applicable Masters;

                    (b) You shall be solely responsible for and shall pay all royalties and other compensation which may be payable to any producers of the Masters or to any producers or directors of Audio-Visual Recordings or to any others rendering services in connection with the recording of the Masters and the production of Audio-Visual Recordings or otherwise entitled to compensation in respect of the exploitation of Masters or Audio-Visual Recordings; and

                    (c) We may, but shall not be obligated to, enter into an agreement with any producers of the Masters or any producer or director of any Audio-Visual Recordings which provides for the payment by us, rather than you, of royalties or other compensation payable to any such producer or director; provided, however, that any such agreement shall contain standard terms and conditions and we shall consult with you prior to our entering into any such producer agreement, provided you are reasonably personally available therefor. We shall consider in good faith your recommendations with respect to such agreements, provided, however, that our decisions with respect thereto shall be final and our failure to so consult with you in accordance with this subparagraph 17(c) shall not constitute a breach of the Contract. We may deduct any amounts payable by us to those producers or directors of Masters or Audio-Visual Recordings from any monies payable by us hereunder. Furthermore, for the purposes of the recoupment of any advances or charges under this Contract, the royalty rates contained in paragraph 9 with respect to those Masters and

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




         Audio-Visual Recordings shall be deemed reduced by the amount of the applicable royalty rates with respect to Masters and Audio-Visual Recordings payable by us to any such producers or directors. Any advances payable by us to those producers or directors which are not recouped by us from royalties payable to those producers or directors may be recouped by us from any royalties or other sums payable by us hereunder.

                 18. Definitions.

                    (a) The term "Album" shall mean a twelve (12) inch thirty-three and a third (33-1/3) rpm long-playing vinyl-disc Phonograph Record of no fewer than forty-five (45) minutes in playing time or its cassette tape or other equivalent or substantial equivalent in any form or configuration, and, where the context requires, Masters sufficient to constitute a twelve (12) inch thirty-three and a third (33-1/3) long-playing vinyl-disc Phonograph Record of no fewer than forty-five (45) minutes in playing time or its tape or other equivalent or substantial equivalent in any form or configuration. The maximum playing time of an Album shall not exceed the maximum number of minutes capable of being reproduced pursuant to the technological specifications of the format or configuration concerned, which shall be designated by us in our reasonable good faith discretion;

                    (b) The term "Audio-Visual Record" shall mean a Phonograph Record embodying visual images;

                    (c) The term "Audio-Visual Recording" shall mean a Master Recording embodying visual images;

                    (d) (i) The term "Budget Audio-Visual Record" shall mean an Audio-Visual Record which bears a Royalty Base Price in the country in question which is sixty-six and two-thirds (66-2/3%) percent or less of the Royalty Base Price in that country of top-line Audio-Visual Records on which recordings of the majority of our artists are initially released in that country;

                        (ii) The term "Budget Record" shall mean a Phonograph
                  Record which bears a Royalty Base Price in the country in question which is sixty-six and two-thirds (66-2/3%) percent or less of the Royalty Base Price in that country of top-line Phonograph Records on which recordings of the majority of our artists are initially released in that country;

                    (e) The term "Compact Disc" shall mean a Digital Record in any configuration (e.g., Album, Single, EP) in disc form primarily reproducing sound (but not together with visual images), the signals of which are read and transmitted from that disc by means of laser;

                    (f) The term "Controlled Composition" shall mean a Musical Composition or other Selection, written or composed by you, in whole or in part, alone or in collaboration with others, or which is owned or controlled, in whole or in part, directly or indirectly, by you, or any person, firm or corporation in which you have a direct or an indirect interest;

                    (g) The terms "Conventional Phonograph Record," "Conventional cassette tapes," "Conventional vinyl discs" and "Conventional Album" shall refer to black vinyl discs or analog tape cassettes of customary quality;

                    (h) The term "Digital Records" shall mean Records in any configuration (e.g., Album, Single, EP), the signals of which are encoded and decoded by digital technology, whether now known or hereafter devised, as opposed to analog technology, and shall include, without limitation, Compact Discs, digital audio tapes, mini discs and digital compact cassettes. Notwithstanding the foregoing, the term "Digital Records" shall not mean a Record exploited by means of direct transmission (whether digital or otherwise) via satellite, cable or other direct transmission to the consumer over wire or through the air, which shall constitute a New Record hereunder for all purposes;

                    (i) The term "delivery to us" or words of similar connotation used in connection with Master Recordings or Masters shall mean delivery to our Production Manager at our offices in New York, New York of all of the following: a two-track sequenced, equalized, fully-mixed and mastered digital audio tape and/or U-matic 1630 tape in proper form for the production of the parts necessary to manufacture Phonograph Records therefrom and all consents, approvals, copy information, credits, mechanical licenses for all Selections recorded in those Master Recordings or Masters and other material and documents required by us to release Phonograph Records embodying those Master Recordings or Masters and to manufacture album covers or other packaging therefor (including, without limitation, Artwork). Our election to pay to you any monies which were otherwise required to have been paid upon or promptly after your delivery to us of Masters or our election to release any Phonograph Record derived from any Master shall not be deemed to be an acknowledgment by us that delivery to us of that Master or Masters has been completed in accordance with the provisions of this subparagraph (i). Further, in either event, we shall not be deemed to have waived our right to require your complete and proper performance thereafter of your obligation to deliver to us any Masters or any of our remedies for your failure to do so in accordance with the provisions hereof;

                    (j) The term "EP" shall mean a twelve (12) inch thirty-three and a third (33-1/3) rpm or forty-five (45) rpm vinyl-disc Phonograph Record, or its cassette tape or other equivalent or substantial equivalent in any form or configuration, embodying no fewer than four (4) Musical Compositions and no more than seven (7) Musical Compositions;

                    (k) The term "Long-Play Single" shall mean a twelve (12) inch thirty-three and a third (33-1/3) rpm or forty-five (45) rpm vinyl-disc Phonograph Record, or its cassette tape equivalent or other equivalent or substantial equivalent in any form or configuration, embodying one (1) or more recordings of no more than three (3) different Musical Compositions;

                    (1) The term "Master Recording" shall mean every form of recording (whether now known or unknown), embodying sound alone, or sound accompanied by visual images, which may be used in the recording, production, or manufacture of Phonograph Records;

                    (m) The term "Master" shall mean a Master Recording embodying your performances recorded during the Term;

                    (n) (i) The term "Mid-Price Audio-Visual Record" shall mean an Audio-Visual Record bearing a Royalty Base Price in the country in question in excess of sixty-six and two-thirds (66-2/3%) percent and less than eighty (80%) percent of the Royalty Base Price in that country of top-line Audio-Visual Records on which recordings of the majority of our artists are initially released in that country;

                        (ii) The term "Mid-Price Record" shall mean a Phonograph
               Record bearing a Royalty Base Price in the country in question in excess of sixty-six and two-thirds (66-2/3%) percent and less than eighty (80%) percent of the Royalty Base Price in that country of top-line Phonograph Records on which recordings of the majority of our artists are initially released in that country;

                    (o) The term "Multiple Album" shall mean a single package containing two (2) or more Albums, or their cassette tape or other equivalent or substantial equivalent in any form or configuration, which is sold as a single unit, and, where the context requires, Master Recordings sufficient to constitute a single package containing two (2) or more Albums, or their tape or other equivalent or substantial equivalent in any form or configuration, which is sold as a single unit;

                    (p) The terms "Musical Composition" and "Composition" shall mean a single musical composition and, for the purposes of computing mechanical royalties hereunder, shall include a medley;

                    (q) (i) With respect to Masters other than Audio-Visual
               Recordings, the term "Net Receipts" shall mean the flat-fee, if specifically attributable solely to one (1) or more Masters, or the royalty, as the case may be, received by us from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in those Masters, less all costs paid or incurred by us in connection with the exploitation of those rights and the collection of those monies, less all taxes and adjustments and less all royalties or other sums payable by us to any person, firm or corporation in connection with the exploitation of those rights, including, without limitation, royalties for the mechanical reproduction of the Selections embodied in those Masters, but excluding royalties or other sums payable to producers of those Masters, which shall be borne solely by you; and

                        (ii) With respect to Audio-Visual Recordings, the term
               "Net Receipts" shall mean an amount equal to the flat-fee, if specifically attributable solely to one (1) or more Audio-Visual Recordings, or the royalty, as the case may be, received by us from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in those Audio-Visual Recordings, less twenty percent (20%) of those monies as a distribution fee, less all costs paid or incurred by us in connection with the exploitation of those rights and the collection of those monies and less all taxes and adjustments and less all royalties or other sums payable by us to any person, firm or corporation in connection with the exploitation of those rights, including, without limitation, royalties for the mechanical reproduction of the Selections embodied in those Audio-Visual Recordings, but excluding royalties or other sums payable to producers of the Masters embodied in those Audio-Visual Recordings and producers or directors of those Audio-Visual Recordings, which shall be borne solely by you;

                    (r) The term "Net Sales" shall mean ninety-percent (90%) of gross sales for which final payment has been received by us in United States Dollars in the United States, after deducting from gross sales returns, credits, and reserves against anticipated returns and credits;

                    (s) The term "Net Sales through Normal Retail Distribution Channels" shall mean Net Sales of Phonograph Records hereunder through our principal distributor in the country in question for resale through record or other retail stores for which a Record royalty is payable hereunder after the retention of reserves (and, without limiting the generality of the foregoing, shall exclude sales or distributions referred to in paragraph 9(b) above);

                    (t) The term "New Record" shall mean a Phonograph Record in any software medium in which recorded music is not in general commercial distribution in the United States as of January 1, 1997, including, without limitation, the sale of Phonograph Records (or other exploitation of Masters) through the telephone, satellite, cable or other direct transmissions to the consumer over wire or through the air (as distinguished from radio or television advertised sales of Phonograph Records described in subparagraph 9(b)(i) above);

                    (u) The terms "Phonograph Record" and "Record" shall mean every form of reproduction (whether now known or unknown), embodying sound alone, or sound accompanied by visual images, distributed primarily for home use, school use, jukebox use, and use in means of transportation, including, without limitation, discs of any speed or size, reel-to-reel tapes, cartridges, cassettes, other pre-recorded tapes, or any digital copy, including, without limitation, so-called "temporary copy";

                    (v) The term "Royalty Base Price" shall mean the following amounts for the following Phonograph Records:

                        (i) (A) With respect to Phonograph Records (other than
                 Audio-Visual Records) sold in the United States or Canada, the SRLP except as set forth below; and

                            (B) With respect to royalties payable on Net Sales
                 of Phonograph Records in the United States or Canada for which the Royalty Base Price is the SRLP, we shall have the right, at any time, at our election, to calculate royalties hereunder on the basis of our principal distributor's price (before consideration of any discounts resulting from the distribution of free goods), from time to time, to its customers in the United States of Phonograph Records, in lieu of the SRLP of those Phonograph Records, multiplied by an "uplift." As used in the immediately-preceding sentence, the term "our principal distributors price" shall mean the lowest wholesale price paid by the largest category of customers to our principal distributor in the United States during the relevant semi-annual accounting period. If we elect to do so, then we shall calculate that "uplift" as a fraction, the numerator of which is the SRLP of a Comparable Phonograph Record immediately prior to our discontinuance of retail-based calculations and the denominator of which is our principal distributor's price (before consideration of any discounts resulting from the distribution of free goods) to its customers in the United States of a Comparable Phonograph Record immediately prior to our discontinuance of retail-based calculations. The application of the foregoing provisions of this subparagraph shall not result in a reduction in the amount of royalties otherwise payable to you hereunder on a configuration-by-configuration basis immediately prior to our discontinuance of retail-based calculations. For purposes of this subparagraph, the term

                 "Comparable Phonograph Record" shall mean a Phonograph Record of the same configuration, with the same packaging, and in the same price category as the Phonograph Record in question; and

                        (ii) With respect to Phonograph Records (other than
                 Audio-Visual Records) sold outside of the United States and
                 Canada:

                             (A) If an SRLP is established or utilized by our
                      licensee (whether or not affiliated with us) in a particular country in accounting to us, then that particular SRLP established or utilized by our licensees shall apply to Phonograph Records hereunder;

                             (B) If an SRLP is not established or utilized by
                      our licensee (whether or not affiliated with us) in a particular country in accounting to us on sales of Phonograph Records, then, at our election, (1) the price upon which mechanical royalties are generally computed and paid by major record companies (including, without limitation, our then-current principal distributor) in the country in question pursuant to the then-current agreement between major record companies and the mechanical reproduction rights society in that country or (2) an amount computed by multiplying the lesser of (aa) that percentage utilized by our affiliate or licensee in computing a retail related price or constructed price on which royalties are paid to us and (bb) one hundred twenty-six percent (126%), by the lowest of (aa) the so-called "published price to dealers," (bb) the lowest wholesale price paid to our or our affiliate's or licensee's principal distributor in the country in question by the largest category of customers during the relevant semiannual accounting period and (cc) the wholesale price which our licensee (whether or not affiliated with us) in a particular country uses in accounting to us for royalties.

                        (iii) With respect to Audio-Visual Records sold in any
                 country of the world, an amount equal to the monies actually received by us in the United States (or credited to us in final reduction of an advance previously received by us in the United States) from the sale of those Audio-Visual Records (rather than their actual SRLP, wholesale price, published price to dealers or any other price), after deduction of a distribution fee of twenty percent (20%) of those monies; and

                        (iv) There shall be deducted from the Royalty Base Price
                 an amount equal to any excise, sales, value added or comparable or similar taxes which are included therein;

                    (w) The term "Selection" shall mean a Musical Composition, poem, dramatic work, comedy routine, or other verbal expression;

                    (x) The term "Single" shall mean a seven (7) inch vinyl-disc Phonograph Record or its tape or other equivalent or substantial equivalent in any form or configuration; and

                    (y) Except as otherwise herein provided, the term "SRLP" shall mean those suggested retail list prices established by us or our affiliates or licensees from time to time for Phonograph Records in a particular configuration which shall be determined from time to time with reference to the relevant wholesale price in a manner that shall be applied consistently to a majority of our (or our licensees' or affiliates') then-current recording artists. With respect to New Records that are distributed by telephone, satellite, cable or other direct transmissions over wire or through the air, the term "SRLP" shall mean either those suggested retail list prices therefor, if any, established by us or our affiliates in accordance with the terms of the preceding sentence or those retail list prices charged to the ultimate consumer therefor, excluding any shipping and handling charges in connection therewith.

                 19. Indemnity. You hereby indemnify, save, and hold us harmless from any and all damages, liabilities, costs, losses and expenses (including legal costs and attorneys' fees) arising out of or connected with any claim, demand or action by us or by a third party which is inconsistent with any of the warranties, representations or covenants made by you in this Contract. You shall reimburse us, on demand, for any payment made by us at any time with respect to any damage, liability, cost, loss or expense to which the foregoing indemnity applies. Pending the determination of any claim, demand or action, we may withhold, at our election, payment of any monies otherwise payable to you hereunder or under any other agreement between you and us or our affiliates in an amount which does not exceed your potential liability to us pursuant to this paragraph.

                 20. Assignment. We shall have the right, at our election and with your approval (which you shall not unreasonably withhold), to assign this Contract or any of our rights hereunder, in whole or in part, or to delegate any of our obligations hereunder, in whole or in part, to any person, firm or corporation. You shall not have the right to assign this Contract or any of your rights or to delegate any of your obligations hereunder.

                 21. Notices. All notices to be given to you hereunder and all statements and payments to be sent to you hereunder shall be addressed to you at the address set forth on page 1 hereof or at such other address as you shall designate in writing from time to time. All notices to be given to us hereunder shall be addressed to us at the address set forth on page 1 hereof or at such other address as we shall designate in writing from time to time. All notices shall be in writing and shall either be served by personal delivery, certified mail, return receipt requested, or facsimile transmission (with a copy sent concurrently by certified mail, return receipt requested), all charges prepaid, except that statements and payments may be sent by regular mail. Notices to us must be sent to the attention of our Senior Vice President, Business & Legal Affairs. Except as otherwise provided herein, notices shall be deemed given when personally delivered, mailed as aforesaid, or transmitted by facsimile (with a concurrent copy mailed as aforesaid), all charges prepaid, except that notices of change of address shall be effective only after actual receipt. A copy of each notice to us shall be sent simultaneously to Mitchell, Silberberg & Knupp LLP, 11377 West Olympic Boulevard, Los Angeles, California 90064, to the attention of J. Eugene Salomon, Jr., Esq.

                 22.  Miscellaneous.

                    (a) This Contract sets forth your and our entire understanding relating to its subject matter. No modification, amendment, waiver, termination or discharge of this Contract or any of its terms shall be binding upon either of us unless confirmed by a document signed by you and by a duly authorized officer of ours. No waiver by you or us of any term of this Contract or of any default hereunder shall affect your or our respective rights thereafter to enforce that term or to exercise any right or remedy in the event of any other default, whether or not similar;

                    (b) (i) We shall not be deemed to be in breach of any of our obligations hereunder unless and until you shall have given us specific written notice by certified or registered mail, return receipt requested, describing in detail the breach and we shall have failed to cure that breach within thirty (30) days after our receipt of that written notice; and

                        (ii) Except with respect to any breach by you relating
               to your recording of any Selection prior to the Restriction Date applicable thereto, the delivery of Albums hereunder in accordance with all the terms and provisions hereof and any of the exclusive rights granted to us hereunder, you shall not be deemed to be in breach of any of your obligations hereunder unless and until we shall have given you specific written notice by certified or registered mail, return receipt requested, describing in detail that breach, and you shall have failed to cure that breach within thirty (30) days after your receipt of that written notice. Nothing contained in this subparagraph 22(b)(ii) shall limit our rights to seek injunctive relief hereunder;

                    (c) Our payment obligations under this Contract are conditioned upon your full and faithful performance of the terms hereof;

                    (d) Wherever your approval or consent is required hereunder, that approval or consent shall not be unreasonably withheld. We may require you to formally give or withhold approval or consent by giving you notice of our request that you do so and by furnishing you with the information or material in respect of which the approval or consent is sought. You shall give us written notice of your approval or disapproval or of your consent or non-consent within five (5) days after our notice is sent and in the event of your disapproval or nonconsent your notice shall contain the specific reasons therefor. Your failure to give us notice as aforesaid shall be deemed to be consent or approval, as the case may be, with respect to the matter submitted;

                    (e) Nothing herein contained shall constitute a partnership, joint venture, or fiduciary relationship between you and us. Except as otherwise expressly provided herein, you are performing your obligations hereunder as independent contractors. Neither party hereto shall hold itself out contrary to the terms of this subparagraph 22(e) and neither you nor we shall become liable for any representation, act or omission of the other contrary to the provisions hereof;

                    (f) This Contract shall not be deemed to give any right or remedy to any third party whatsoever unless that right or remedy is specifically granted by us in writing to that third party;

                    (g) The provisions of any applicable collective bargaining agreement between us and any labor union or guild which are required by the terms of that agreement to be included in this Contract shall be deemed incorporated herein as if those provisions were expressly set forth in this Contract;

                    (h) In the event of any action, suit, or proceeding arising from or based upon this Contract brought by either party hereto against the other, the prevailing party shall be entitled to recover from the other its attorneys' fees in connection therewith in addition to the costs of that action, suit, or proceeding;

                    (i) Except as otherwise expressly provided herein all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy;

                    (j) THIS CONTRACT HAS BEEN ENTERED INTO IN THE STATE OF NEW YORK AND ITS VALIDITY, CONSTRUCTION, INTERPRETATION AND LEGAL EFFECT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES UNDER NEW YORK LAW). THE VENUE FOR ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS CONTRACT

         SHALL BE THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. ACCORDINGLY, YOU AND WE AGREE THAT ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS CONTRACT SHALL BE COMMENCED IN AND DETERMINED BY THOSE APPROPRIATE STATES AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. IN CONNECTION WITH THE FOREGOING, YOU AND WE EACH AGREE TO SUBMIT TO AND BE BOUND BY THE JURISDICTION OF THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK;

                    (k) This Contract shall not become effective until signed by you and countersigned by a duly authorized officer of ours;

                    (l) The paragraph headings herein are solely for the purpose of convenience and shall be disregarded completely in the interpretation of this Contract or any of its terms;

                    (m) We may at any time during the Term obtain, at our cost, insurance on you. We or our designees shall be the sole beneficiary of that insurance and neither you, nor any person, firm or corporation claiming rights through or from you shall have any rights in that insurance. You shall submit to such physical examinations and to complete and deliver such forms as we may reasonably require and otherwise to cooperate with us fully for the purpose of enabling us to secure that insurance;

                    (n) Upon our request, you shall render your services at such times and places as we may reasonably designate for the purpose of assisting us in the marketing, advertising and promotion of Phonograph Records hereunder. Among those services are engaging in interviews, participating in press conferences, posing at photography sessions and appearing on television and radio shows. Promptly after your submission to us of invoices or other suitable documentation therefor, we shall pay to you or reimburse you for the reasonable costs of travel and accommodations which are actually paid or incurred by you in connection with your services under this subparagraph 22(n), but you shall not pay or incur any costs or expenses in connection with your services under this subparagraph 22(n) which are to be paid or reimbursed by us unless you and we mutually agree in writing on the nature and extent of those costs and expenses. If we pay or incur any costs in connection with your services pursuant to this subparagraph 22(n) ("Promotional Services Costs"), those Promotional Services Costs shall not be recoupable from royalties earned by you hereunder. If, however, any third party pays to you any fee or other consideration for or in connection with your services pursuant to this subparagraph 22(n) (such as, but not limited to, a television appearance fee) and we pay or incur any Promotional Services Costs in connection therewith, then you shall pay to us all such fees and other consideration to the extent of our Promotional Services Costs in connection therewith. If you fail for any reason to pay to us those fees to the extent of our Promotional Services Costs, then, at our election, the amount of all such fees received by you from third parties in connection with you services pursuant to this subparagraph 22(n) in an amount equal to our Promotional Services Costs shall be deemed to be advances recoupable from any and all monies payable to you pursuant to this Contract;

                    (o) You shall not render any services to or authorize or permit your name or likeness or any biographical material concerning you to be used in any manner by any person, firm or corporation in the advertising, promoting or marketing of blank magnetic recording tape, digital audio tape or any other product or device intended to be sold, whether now known or hereafter developed, which may be used for the fixation of sound alone or sound together with visual images;

                    (p) You acknowledge and agree that you have been represented by independent legal counsel or have had the unrestricted opportunity to be represented by independent legal counsel of your own choice for purposes of advising you in connection with the negotiation and execution of this Contract. Additionally, you acknowledge and agree that either you or your independent legal counsel have had the opportunity to investigate and inquire about all of the relevant facts and circumstances in connection with your entering into and executing this Contract. If you have not been represented by independent legal counsel of your own choice for purposes of advising you in connection with the negotiation and execution of this Contract, you acknowledge and agree that your failure to be represented by independent legal counsel in connection with your negotiation and execution of this Contract was determined solely by you, without any interference by us or any person, firm or corporation related to us;

                    (q) The provisions of the Immigration Reform and Control Act ("IRCA") are mandatory. You agree to complete the Immigration and Naturalization Service Form I-9 ("Employment Eligibility Verification Form") no later than concurrently with your execution of this Contract. You expressly acknowledge and agree that any and all payments to or on behalf of you under this Contract are conditioned upon your delivery to us of a completed Employment Eligibility Verification Form. This provision shall not in any way modify or alter the fact that you are performing your obligations hereunder as an independent contractor, except as otherwise expressly provided in this Contract;

                    (r) Nothing contained in the Contract or otherwise shall be deemed to authorize or permit you to pay or incur (and you shall not pay or incur) any cost or expenses without our prior written consent, which consent we may withhold in our sole discretion; and

                    (s) Unless otherwise specified herein or unless the context otherwise clearly requires, the masculine gender used herein includes the feminine and neuter genders, and the grammatically plural form of any term defined in the singular form hereunder shall also be the plural form of such defined term, and the grammatically singular form of any term defined in the plural form hereunder shall also be the singular form of such defined term.

                 23. Sampling and Sampled Master. The following terms have the following meanings: The term "Sampling" refers to the use and reproduction of pre-existing music material in a Master Recording intended to be a "Master"; the term "Other Material" refers to the pre-existing musical material which is used or embodied in a Master Recording intended to be a "Master"; and the term "Sampled Master" refers to a Master Recording which is delivered to us as a "Master" subject to this Contract embodying Other Material. You warrant, represent, covenant and agree as follows: concurrently with your delivery to us of any Master Recording as a "Master" subject to this Contract, you shall notify us in writing of any Sampling of Other Material in that Master Recording, and you shall notify us in writing of the names and addresses of the recording artist(s), recording companies, songwriters and publishers who have any right, title or interest in and to the Other Material embodied in that Master Recording intended to be delivered to us as a "Master" subject to this Contract as a result of that Sampling; no Sampled Master shall violate or infringe on the rights of any other person, firm or corporation, including, without limitation, the copyrights owned or controlled by any other person, firm or corporation; as between you, on the one part, and us, on the other part, you shall be solely responsible for and shall account for and pay to the persons, firms or corporations that own or control Other Material all monies to which those other person, firms or corporations are entitled to as a result of the Sampling of any Other Material in Sampled Masters subject to this Contract; and, as between you and us, you shall be solely responsible for obtaining all consents and licenses necessary or desirable in connection with the use and reproduction and licensing the use and reproduction of Other Material in Sampled Masters. No royalties, advances or other money shall be earned by or payable to you hereunder in connection with any Sampled Master and no Sampled Masters shall be deemed to be delivered to us in fulfillment of your Recording Commitment unless and until we obtain documentation reasonably satisfactory to us of the foregoing.

                 If the foregoing correctly reflects your agreement with us, please so indicate by signing below.


                                          Very truly yours,

                                          WALL STREET RECORDS LLC

                                          By: /s/ xxxxxxxxxxxxxx
                                              ---------------------

                                          By: /s/ xxxxxxxxxxxxxx
                                              ---------------------
AGREED AND ACCEPTED:

/s/ Ricardo E. Brown
-----------------------------------------
Ricardo Emanuel Brown Jr., p/k/a "Kurupt"
Birth Date:______________________________
Soc. Sec. No.:___________________________
Union Affiliations:______________________

                                    EXHIBIT A

                              PRODUCER DECLARATION

                  I, the undersigned, declare that I have read and understand those relevant portions of the agreement between Wall Street Records LLC ("Wall Street") c/o A&M Records, Inc., Worldwide Plaza, 825 8th Avenue, New York, New York, 10019 and Ricardo Emanuel Brown, Jr. (professionally known as "Kurupt" and referred to below as "Artist") dated as of March 13, 1998 ("Artist Agreement") that pertain to my record production endeavors.

                  I hereby certify that I have produced or will have produced certain master recordings embodying Artists featured performance ("Masters") pursuant to an agreement between Artist and me ("Producer Agreement") which provides for valuable consideration to be paid to me. As part of my material obligations pursuant to the Producer Agreement and for the express and direct benefit of Wall Street, I hereby:

                  A. Grant to Wall Street the perpetual right to use and publish and to permit others to use and publish my name, signature, approved likeness, and approved biographical material concerning me for advertising and trade purposes in connection with the sale and exploitation of masters and records manufactured from masters recorded pursuant to the Artist Agreement, or to refrain therefrom.

                  B. Agree to look solely to Artist for the payment of any advances, fees and/or royalties, as the case may be, and will not assert any claim in this regard against Wall Street or attempt to prevent the manufacture, sale or distribution of phonograph records manufactured from Masters produced under the terms and conditions of the Artist Agreement and the Producer Agreement. Any payments that I receive from Wall Street in connection with the exploitation of Masters or my services pursuant to Producer Agreement shall have been made solely as an accommodation to Artist and nothing contained herein, in the Producer Agreement or in the Artist Agreement shall constitute me a beneficiary of or party to the Artist Agreement or any other agreement between Wall Street and Artist.

                  C. Acknowledge and agree that each Master recorded under the Producer Agreement embodying the results and proceeds of my services (i) is prepared within the scope of the Artist's engagement of my personal services and is a "work made for hire" or (ii) is prepared as part of a long-playing phonograph record (or its substantial equivalent) which constitutes a work specially ordered by Artist or Wall Street for use as a contribution to a collective work and shall be considered a "work made for hire." I further acknowledge that Wall Street is the exclusive owner of copyright with respect to each such Master and any "sound recording" or "phonorecord" or "copy" manufactured therefrom (individually and collectively called the "Work"), and that Wall Street has the right to exercise all rights of the copyright proprietor with respect thereto, including, but not limited to, all exclusive right specified in 17 U.S.C. ss. 106 and the exclusive right to register copyright in the name of Wall Street.

                  D. Notwithstanding the provisions of paragraph C above, I agree that to the extent, if any, that I may be deemed an "author" of any Work, I hereby irrevocably transfer, grant, convey and assign to Wall Street, exclusively, perpetually and throughout the universe, all exclusive right, title and interest in and to such Work, including, but not limited to, all exclusive right of the copyright owner as specified in 17 U.S.C. ss. 106. I hereby grant to Wall Street a power of attorney, irrevocable and coupled with an interest, to execute for me and in my name, all documents and instruments necessary or appropriate to effectuate the intents and purposes of this paragraph D and to accomplish, evidence and perfect the rights granted to Wall Street pursuant to this paragraph D including but not limited to documents to apply for and obtain all registration of copyrights in and to any such Work, and documents to assign such copyrights to Wall Street.

                  E. Agree that I shall not produce or co-produce, prior to the date three (3) years after the Master shall have been delivered to Wall Street in accordance with the provisions of the Artist Agreement, any recording for any person, firm or corporation other than Wall Street which embodies, in whole or in part, any of the selections recorded in the Masters.



                                  _______________________________________


                                  SS#:___________________________________

                                  Address:_______________________________
                                  _______________________________________
                                  _______________________________________

                             WALL STREET RECORDS LLC
                             d/b/a ANTRA RECORDS LLC
                              c/o A&M Records, Inc.
                                 Worldwide Plaza
                                 825 8th Avenue
                            New York, New York 10019

                                                     Dated: As of March 13, 1998

Ricardo Emanuel Brown, Jr.
(professionally known as "Kurupt")
c/o Katz, Smith & Cohen
Ivy Place, Second Floor
3423 Piedmont Road, N.E.
Atlanta, GA 30305
Attention: Jeff Smith, Esq.

Dear Mr. Brown:

         Reference is made to our exclusive recording agreement with you dated as of March 13, 1998 (the "Recording Agreement"). For good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, you and we agree to amend the Recording Agreement as follows:

         1. For purposes of paragraph 11 of the Recording Agreement, the term "United States Controlled Composition Mechanical Rate" shall mean an amount equal to one hundred percent (100%) of the United States Mechanical Rate and the term "Canadian Controlled Composition Mechanical Rate" shall mean an amount equal to one hundred percent (100%) of the Canadian Mechanical Rate.

         2. Subparagraph 11 (a)(i)(C) of the Recording Agreement is hereby deleted in its entirety and replaced with the following:


         "(C) The term "Determination Date" shall mean the date of initial release by us of the first Master embodying the Musical Composition in question;"


         3. The following is hereby added to the end of paragraph 11(c)(i) of the Recording Agreement:

         "Notwithstanding the foregoing provisions of this subparagraph (c)(i), for Net Sales through Normal Retail Distribution Channels in the United States of a particular

         Required Album in excess of Seven Hundred Fifty Thousand (750,000) units, the maximum aggregate mechanical royalty rate for all Selections, including Controlled Compositions, contained on such excess units of such Required Album, regardless of the number of Selections contained thereon, shall be the product of the United States Controlled Composition Mechanical Rate, and eleven (11), in lieu of the maximum provided in the immediately preceding sentence for Net Sales of Albums in the United States."

         4. Paragraph 20 of the Recording Agreement is hereby deleted in its entirety and replaced with the following:

         "We shall have the right, at our election, to assign this Contract or any of our rights hereunder, in whole or in part, or to delegate any of our obligations hereunder, in whole or in part, to any person, firm or corporation. You shall not have the right to assign this Contract or any of your rights or to delegate any of your obligations hereunder."

         5. All terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Recording Agreement.

         6. As amended hereby, the Recording Agreement is ratified, confirmed and acknowledged to be in full force and effect.

         If the foregoing correctly reflects your understanding and agreement with us, please so indicate by signing in the space provided below.

                                        Sincerely,

                                        WALL STREET RECORDS LLC
                                        d/b/a ANTRA RECORDS LLC

                                        By: /s/ xxxxxxxxxxxxxxxxx
                                            ---------------------

                                        By: /s/ xxxxxxxxxxxxxxxxx
                                            ---------------------


AGREED AND ACCEPTED:

/s/ Ricardo E. Brown Jr.
-----------------------------------------
Ricardo Emanuel Brown Jr. p/k/a "Kurupt"

                                    EXHIBIT A

                              PRODUCER DECLARATION

                  I, the undersigned, declare that I have read and understand those relevant portions of the agreement between Wall Street Records LLC ("Wall Street") c/o A&M Records, Inc., Worldwide Plaza, 825 8th Avenue, New York, New York, 10019 and Ricardo Emanuel Brown, Jr. (professionally known as "Kurupt" and referred to below as "Artist") dated as of March 13, 1998 ("Artist Agreement") that pertain to my record production endeavors.


                  I hereby certify that I have produced or will have produced certain master recordings embodying Artist's featured performance ("Masters") pursuant to an agreement between Artist and me ("Producer Agreement") which provides for valuable consideration to be paid to me. As part of my material obligations pursuant to the Producer Agreement and for the express and direct benefit of Wall Street, I hereby:




                 A. Grant to Wall Street the perpetual right to use and publish and to permit others to use and publish my name, signature, approved likeness, and approved biographical material concerning me for advertising and trade purposes in connection with the sale and exploitation of masters and records manufactured from masters recorded pursuant to the Artist Agreement, or to refrain therefrom.

                 B. Agree to look solely to Artist for the payment of any advances, fees and/or royalties, as the case may be, and will not assert any claim in this regard against Wall Street or attempt to prevent the manufacture, sale or distribution of phonograph records manufactured from Masters produced under the terms and conditions of the Artist Agreement and the Producer Agreement. Any payments that I receive from Wall Street in connection with the exploitation of Masters or my services pursuant to Producer Agreement shall have been made solely as an accommodation to Artist and nothing contained herein, in the Producer Agreement or in the Artist Agreement shall constitute me a beneficiary of or party to the Artist Agreement or any other agreement between Wall Street and Artist.

                 C. Acknowledge and agree that each Master recorded under the Producer Agreement embodying the results and proceeds of my services (i) is prepared within the scope of the Artist's engagement of my personal services and is a "work made for hire" or (ii) is prepared as part of a long-playing phonograph record (or its substantial equivalent) which constitutes a work specially ordered by Artist or Wall Street for use as a contribution to a collective work and shall be considered a "Work made for hire." I further acknowledge that Wall Street is the exclusive owner of copyright with respect to each such Master and any "sound recording" or "phonorecord" or "copy" manufactured therefrom (individually and collectively called the "Work"), and that Wall Street has the right to exercise all rights of the copyright proprietor with respect thereto, including, but not limited to, all exclusive right specified in 17 U.S.C. ss. 106 and the exclusive right to register copyright in the name of Wall Street.

                 D. Notwithstanding the provisions of paragraph C above, I agree that to the extent, if any, that I may be deemed an "author" of any Work, I hereby irrevocably transfer, grant, convey and assign to Wall Street, exclusively, perpetually and throughout the universe, all exclusive right, title and interest in and to such Work, including, but not limited to, all exclusive right of the copyright owner as specified in 17 U.S.C. ss. 106. I hereby grant to Wall Street a power of attorney, irrevocable and coupled with an interest, to execute for me and in my name, all documents and instruments necessary or appropriate to effectuate the intents and purposes of this paragraph D and to accomplish, evidence and perfect the rights granted to Wall Street pursuant to this paragraph D including but not limited to documents to apply for and obtain all registration of copyrights in and to any such Work, and documents to assign such copyrights to Wall Street.

                 E. Agree that I shall not produce or co-produce, prior to the date three (3) years after the Master shall have been delivered to Wall Street in accordance with the provisions of the Artist Agreement, any recording for any person, firm or corporation other than Wall Street which embodies, in whole or in part, any of the selections recorded in the Masters.



                                    /s/ Ricardo E. Brown
                                    -------------------------------



                                       A-2